AGREEMENT OF PURCHASE AND SALE



          THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into as of the 19th day of November, 1993, by and between WHEREHOUSE ENTERTAINMENT, INC., a Delaware corpora-tion ("Purchaser"), PEGASUS MUSIC AND VIDEO, INC., a Utah corporation ("Seller") and KEVIN S. GARN ("Shareholder"), with reference to the following facts:

     A. Seller owns and operates music retail stores in the States of Utah and Montana.

     B.   Shareholder is the sole shareholder of Seller.

     C. Purchaser, Shareholder and Seller desire to enter into this Agreement pursuant to which, upon the terms and subject to the conditions set forth below, Purchaser will buy and acquire, and Seller will sell, assign, transfer and deliver, the assets hereinafter described.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto hereby agree as follows:


1.   PURCHASE OF TRANSFERRED ASSETS.

     1.1 Purchase of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the "Closing" (as hereafter defined) or at any of the "Delayed Closings" (as hereafter defined), Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, the applicable "Transferred Assets" (as hereafter defined).

     1.2  Definition of Transferred Assets.  The "Transferred
Assets" shall mean and include:

          1.2.1 The leasehold interests (collectively, the "Store Leasehold Interests") of Seller in the real property leases (the "Store Leases") for the fifteen music retail stores of Seller (collectively, the "Stores") described on Schedule
1.2.1 attached hereto of which six of the Stores are leased from K.S.G. Properties, a Utah corporation of which Shareholder is the sole shareholder ("KSG"), (collectively, the "Affiliated Stores");

          1.2.2 All of the furniture, fixtures, equipment and supplies located in the Stores, the Store Leasehold Interests of which are sold to Purchaser at the Closing or a Delayed Closing, as applicable, and more particularly described on Schedule 1.2.2 attached hereto (collectively, the "F, F & E");


          1.2.3 The leasehold interests of Seller in the personal property leases (the "Computer Leases") for the computer systems located in Stores, the Store Leasehold Interests of which are sold to Purchaser at the Closing or a Delayed Closing, as applicable, and more particularly described on Schedule 1.2.3 attached hereto (the "Computer Equipment");

          1.2.4 All of the inventory (collectively, the "Inventory"), including, without limitation, the inventory of music, records, pre-recorded and unrecorded tapes and cassettes, compact discs and accessories, videos and laser discs, of Seller
(x) located as of the "Closing Date" (as hereafter defined) in the Stores (a) which are subject to Store Leases with respect to which Seller transfers all of its interest to Purchaser pursuant to the terms of this Agreement at the Closing (collectively, the "Transferred Leases"), (b) which may become subject to "Post-Closing Transferred Leases" and for which a "Management Agree-ment" is executed at the Closing (as those terms are hereafter defined) or (c) which are subject to a Management Agreement at the Closing, but Purchaser and Seller do not believe will become subject to a Post-Closing Transferred Lease and (y) located as of any applicable "Delayed Closing Date" (as hereafter defined) in Stores, the possession of which are delivered to Purchaser on the applicable Delayed Closing Date. Notwithstanding anything herein to the contrary, in no event shall Purchaser be obligated to purchase Inventory located at any Store possession of which is not transferred to Purchaser at the Closing or any applicable Delayed Closing pursuant to a "Store Leasehold Assignment" (as hereafter defined) or a Management Agreement.

          1.2.5 All tradenames, service names, trademarks, service marks and logos of Seller and the associated good will, including, without limitation, the tradenames, service names, trademarks, service marks and logos listed on Schedule 1.2.5 attached hereto (the "Store Service Marks");

          1.2.6 The contracts and leases for goods and services (including, without limitation, contracts for signage) provided to Seller for Stores, the Store Leasehold Interests of which are sold to Purchaser at the Closing or a Delayed Closing, as applicable, and the "St. George Sublease" (as hereafter defined) if the Store Leasehold Interest for the Store located in St. George, Utah is sold to Purchaser at the Closing or a Delayed Closing, all listed on Schedule 1.2.6 attached hereto (collec-tively, the "Store Contracts"); and

          1.2.7 All drawings, blueprints, schematics, models, "as builts," or plans for Stores, the Leasehold Interests of which are sold to Purchaser at the Closing or a Delayed Closing, as applicable (collectively, the "Plans") relating in any way to said Stores or the F, F & E located therein.

     1.3 Obligations of Seller not Assumed by Purchaser. Not-withstanding anything to the contrary set forth or implied herein or otherwise, except for the "Assumed Obligations" (as hereafter defined), the Transferred Assets shall not include, and Purchaser is not assuming and shall not be or be deemed to be, responsible or liable for, any of Seller's contracts, leases, agreements, undertakings, commitments, claims, liabilities, debts or obliga-tions, whether or not known to Purchaser, Seller, Shareholder or any third party on the Closing Date or on any of the Delayed Closing Dates and, whether or not now existing or arising at any time hereafter, including, without limitation, all liabilities, claims and obligations of any nature whatsoever related to, arising out of or for (i) past, present and future employment of any and all persons who were, are or may be employed by Seller at any time and arising out of Seller's employment of such person including, without limitation, any liabilities, claims and obligations for unfair labor and discriminatory employment practices, employee salaries, vacation pay, severance pay, sick pay, back pay, health insurance, workers' compensation, employee contracts and other employee payments and benefits, (ii) any defective condition in the design, material, workmanship or performance of any products and services designed, assembled, manufactured, distributed, sold or furnished by or on behalf of Seller either before or after the Closing and the Delayed Closings, (iii) subject to Sections 3.5 through 3.7 with respect to "Current Property Taxes," "Sales Taxes" and "Payroll Taxes" (each term as hereafter defined), any federal, state or local taxes, payroll withholding obligations, governmental charges, penalties, interest and fines of Seller (whether due and payable before, on or after the Closing Date or the applicable Delayed Closing Date, as the case may be), (iv) any acts or omissions of Seller related to the conduct of its business or otherwise at any time either before or after the Closing and the Delayed Closings,
(v) any acts or omissions of any assignee of Seller (other than Purchaser) related to the conduct of its business or otherwise at any time either before or after the Closing and the Delayed Closings, (vi) notwithstanding anything to the contrary in any of the Store Leases, the "New Leases" (as hereafter defined), the "Store Leasehold Consents" (as hereafter defined), the Computer Leases or the Store Contracts, the presence or migration prior to the Closing or the applicable Delayed Closing of any pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste, including, without limitation, asbestos (collectively, "Polluting Substances") in, on, into, under or from the Stores, the real property on which the Stores are located (the "Store Real Property") or the common areas or other portions of the shopping centers in which any of the Stores are located (the "Shopping Centers") or any real property adjacent thereto, (vii) any defaults by Seller under or breaches of the Store Leases, the Computer Leases or the Store Contracts occurring prior to Closing or the applicable Delayed Closing,
(viii) any defaults by Seller under or breaches of any of the Store Leases, Computer Leases or Store Contracts subject to Management Agreements resulting from Seller's failure to obtain all applicable consents to Purchaser and Seller entering into said Management Agreements and (ix) past, present and future litigation, suits, causes of action, arbitration or other proceedings related to or arising out of the conduct of Seller's business or any business of Seller's assignees (other than Purchaser) either before or after the Closing and the Delayed Closings.


2.   PURCHASE PRICE FOR TRANSFERRED ASSETS.

     2.1 Transferred Assets Purchase Price. The consideration, which is subject to adjustment as provided herein, for the sale, assignment, transfer and delivery of the Transferred Assets (the
"Transferred Assets Purchase Price") shall consist of:

          2.1.1     $5,250,000 (the "Base Purchase Price"),
payable as follows:

               2.1.1.1 up to an aggregate of $5,025,000 in cash payable to Seller at Closing and/or the Delayed Closings in accordance with Section 3 hereof; and

               2.1.1.2 up to an aggregate of $225,000 in cash (the "Escrow Funds") deposited by Purchaser at Closing and/ or the Delayed Closings into an interest bearing account under the exclusive control of Hill, Harrison & Hill ("Escrow Agent") in accordance with Section 3.8 hereof.

          2.1.2 An amount (the "Transferred Inventory Purchase Price") equal to the Transferred Assets Purchase Price for the Inventory, which shall be determined on the basis of audits conducted by R.G.I.S. or such other independent auditor selected by Purchaser with Seller's approval (such approval not to be unreasonably withheld) (the "Inventory Auditor"). All fees and costs of conducting the audits of the Inventory shall be borne fifty percent by Purchaser and fifty percent by Seller.
The Transferred Inventory Purchase Price shall be paid to Seller in accordance with Section 3.11 hereof. The Transferred Inven-tory Purchase Price shall be valued as of the close of business on the day before the Closing Date and all applicable Delayed Closing Dates. The Transferred Inventory Purchase Price shall be valued as follows:

               2.1.2.1 Items of Inventory (other than videos and games used in Seller's rental business (the "Rental Items") which are returnable to the vendor thereof, accord-ing to Purchaser's current records and information as reflected solely on Purchaser's "master inventory list" (collectively, the "Current Catalog Inventory") shall equal the aggregate dollar amount of the Current Catalog Inventory valued at Purchaser's wholesale costs calculated on the "box lot cost" basis at the time of the Closing or applicable Delayed Closing (the "Current Catalog Inventory Value") less 5.61% of the Current Catalog Inventory Value.


               2.1.2.2 Items of Inventory (other than Rental Items) which are not returnable to the vendor thereof according to Purchaser's current records and information (collectively, the "Non-Returnable Inventory") shall be valued as follows: (i) in the event that the total number of pieces of Non-Returnable Inventory does not exceed 5% of the total number of pieces of Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, the Non-Returnable Inventory shall be valued at 85% of Seller's original cost for each such item as indicated on Seller's schedule of original costs provided by Seller to Purchaser after the Closing or applicable Delayed Closing as contemplated by Section 7.14 hereof (the "Schedule of Original Costs"); and (ii) in the event that the total number of pieces of Non-Returnable Inventory is greater than 5% but does not exceed 15% of the total number of pieces of the Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, the Non-Returnable Inventory shall be valued at 75% of Seller's original cost for each such item as indicated on the applicable Schedule of Original Costs. In the event that the total number of pieces of Non-Returnable Inventory exceeds 15% of the total number of pieces of the Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, Purchaser shall not be obligated to purchase any of such Non-Returnable Inventory.

               2.1.2.3   Notwithstanding the immediately
     preceding Section, items of Non-Returnable Inventory of which, according to the books and records of Seller, no identical item of such Non-Returnable Inventory has been sold during the 180 days immediately prior to the Closing Date or applicable Delayed Closing Date (collectively, the "Other Inventory"), shall be valued as follows: (i) in the event that the total number of pieces of Other Inventory does not exceed 5% of the total number of pieces of Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, the Other Inventory shall be valued at 75% of Seller's original cost for each such item as indicated on the applicable Schedule of Original Costs; and (ii) in the event that the total number of pieces of Other Inventory is greater than 5% but does not exceed 15% of the total number of pieces of the Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, the Other Inventory shall be valued at 65% of Seller's original cost for each such item as indicated on the applicable Schedule of Original Costs. In the event that the total number of pieces of Other Inventory exceeds 15% of the total number of pieces of the Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, Purchaser shall not be obligated to purchase any of such Other Inventory.

               2.1.2.4 In addition to the discounts to the Transferred Inventory Purchase Price contemplated by Sections 2.1.2.1 through 2.1.2.3 hereof, the Transferred Inventory Purchase Price to be paid at the Closing or applicable Delayed Closing shall be further reduced by an amount equal to $0.20 multiplied by 61% of the number of music compact discs included within the Inventory purchased at the Closing or such Delayed Closing.

               2.1.2.5   Items of Inventory which are Rental
     Items shall equal $17.21 per Rental Item.

          2.1.3 The assumption by Purchaser from Seller at the Closing or the applicable Delayed Closing, as the case may be, of the following items (collectively, the "Assumed Obliga-tions"): (i) all liabilities and obligations of Seller arising and accruing under the Store Leases (other than the Store Leases for the Affiliated Stores, which Store Leases will be terminated at the Closing), the Computer Leases and the Store Contracts then being assigned by Seller to Purchaser after the Closing or the applicable Delayed Closing, as the case may be; and (ii) the obligation to honor up to an aggregate amount of $15,000 of Seller's unredeemed Store gift certificates and merchandise credits and deposits accepted for special orders (collectively, the "Gift Certificates and Merchandise Credits") issued prior to the Closing which are issued in a manner consistent with Seller's past practices and in the ordinary course of its business. For the avoidance of doubt, the Assumed Obligations do not include any obligations, debts or liabilities of Seller arising or accruing under or in connection with any of the Store Leases, the Computer Leases or Store Contracts or otherwise before the Closing or the applicable Delayed Closing, as the case may be, whether or not known by Purchaser, Seller, Shareholder or any third party on the Closing Date or the applicable Delayed Closing Date, as the case may be, including, without limitation, any obligations, debts or liabilities (whether matured, unmatured, contingent or otherwise) resulting from or arising before the Closing or applicable Delayed Closing in connection with (a) Seller entering into the Store Leases, the Computer Leases or Store Contracts including, without limitation, any default under or breach of any of the Store Leases, the Computer Leases or Store Contracts by Seller, (b) the presence or migration of any Polluting Substances in, on, into, under or from the Stores or in, on, into, under or from the Store Real Property or Shopping Centers or any of the real property adjacent thereto before the Closing or the applicable Delayed Closing, as the case may be, and irrespective of whether or not the existence of such Polluting Substance is known to Purchaser, Seller or Share-holder on the Closing Date or the applicable Delayed Closing Date, as the case may be, (c) any act or omission of Seller, including, without limitation, all acts or omissions which constitute a default under or breach of any of the Store Leases, the Computer Leases or Store Contracts, (d) any of Seller's unredeemed Gift Certificates and Merchandise Credits, which are issued prior to the Closing, in excess of an aggregate of $15,000, (e) any of Seller's unredeemed Gift Certificates and Merchandise Credits which either (i) in the reasonable discretion of Purchaser, have not been issued in a manner consistent with Seller's past practices and in the ordinary course of its business prior to the Closing or (ii) are issued after the Closing, (f) subject to Sections 3.5 through 3.7 with respect to Current Property Taxes, Sales Taxes and Payroll Taxes, any obligations, claims or liabilities arising out of or related to the operation of Seller's business by Seller before the Closing or applicable Delayed Closing, or (g) any obligations, claims or liabilities arising out of or related to the operation of any business of Seller or any assignee of Seller (other than Purchaser) after the Closing or applicable Delayed Closing. Notwithstanding anything in this Section 2.1.3 to the contrary, Purchaser agrees to honor after the Closing at all Stores, possession of which are delivered to Purchaser at the Closing, Gift Certificates and Merchandise Credits issued prior to the Closing, which are issued in a manner consistent with Seller's past practices and in the ordinary course of Seller's business whether or not such Gift Certificates and Merchandise Credits exceed in the aggregate $15,000, provided, however, that Escrow Agent shall reimburse Purchaser out of the Escrow Funds (to the extent Escrow Funds are available for distribution to Purchaser pursuant to Section 3.8 hereof) upon presentation by Purchaser of canceled gift certificates and/or merchandise credits and/or deposits issued by Seller which when added to the Gift Certifi-cates and Merchandise Credits already honored by Purchaser exceed $15,000 in the aggregate (the "Reimbursement Evidence"). In the event Purchaser is entitled to be reimbursed in accordance with the immediately preceding sentence and, pursuant to Section 3.8 hereof or otherwise, there exists no Escrow Funds available to make such reimbursement, Seller shall reimburse Purchaser within ten (10) days of Purchaser or the Escrow Agent presenting the Reimbursement Evidence to Seller. Also, notwithstanding anything in this Agreement to the contrary, Purchaser agrees that after the Closing it will give merchandise credits or exchanges at all Stores, possession of which are delivered to Purchaser at the Closing or any Delayed Closing, for any merchandise sold at retail to the public by Seller in accordance with Seller's past practices and in the ordinary course of Seller's business prior to the Closing or such Delayed Closing which is defective, such merchandise credits and exchanges to be given in accordance with Purchaser's usual policies in connection therewith, which Purchaser may from time to time, in its sole and absolute discretion, change, amend or modify.

     2.2 Allocation of Transferred Assets Purchase Price. In the event that Purchaser and Seller are unable to agree on the allocation of the Transferred Assets Purchase Price prior to the Closing Date, they shall continue to attempt to agree upon such allocation during the ninety day period (the "Post-Closing Negotiation Period") commencing immediately following the Closing Date. In the event that Purchaser and Seller are able to mutu-ally agree upon the allocation of the Transferred Assets Purchase Price (the "Purchase Price Allocations"), Purchaser and Seller shall evidence such agreement by entering into an amendment to this Agreement to which shall be attached a schedule ("Schedule 2.2") on which the Purchase Price Allocation shall be set forth. In the event that Seller and Purchaser agree on the Purchase Price Allocations as provided above, Seller and Purchaser each agrees (i) to report the sale of the Transferred Assets for federal, state and local income tax purposes in accordance with the allocation set forth on Schedule 2.2, (ii) not to take any position inconsistent with such allocations on any of its tax returns and (iii) to timely file federal tax Form 8594 (and the state equivalent forms) with the applicable tax return for the year of this transaction and any other year in which a Delayed Closing occurs reflecting such Purchase Price Allocations. In the event that Seller and Purchaser are unable to agree upon the Purchase Price Allocations prior to the termination of the Post-Closing Negotiation Period, each of Seller and Purchaser shall be free to report the sale of the Transferred Assets for federal, state and local income tax purposes in accordance with any allocation schedule which each of Seller and Purchaser may establish, which allocations may be inconsistent with those made by the other. In any event, Purchaser and Seller shall provide the other with draft copies of its relevant federal tax Form 8594 (and the state equivalent forms) at least fifteen (15) days prior to filing such forms.

     2.3 Payment of Sales and Use Taxes. Seller shall be responsible for all sales and use taxes, if any, arising out of the sale of the Transferred Assets to Purchaser pursuant to this Agreement. Purchaser shall provide Seller with an officer's certificate or certificates executed by an officer of Purchaser (or any other form required by applicable law), certifying that Purchaser is purchasing the Inventory for resale.

     2.4 Prorations and Adjustments. The Transferred Assets Purchase Price shall be adjusted at the Closing or the applicable Delayed Closing (i) for Seller's preliminary prorated share of Current Property Taxes calculated in accordance with Section 3.5 hereof; (ii) for Seller's preliminary unpaid Sales Taxes calcu-lated in accordance with Section 3.6 hereof; and (iii) for Seller's preliminary unpaid Payroll Taxes calculated in accord-ance with Section 3.7 hereof. The Transferred Assets Purchase Price shall be adjusted to prorate all rents, real property taxes and common area maintenance ("CAM") and other charges paid by Seller under the Store Leases and utilities paid by Seller and all lease and other payments due under the Computer Leases and Store Contracts paid by Seller for the period from the due dates of the last such payments to be made by Seller immediately prior to the Closing Date or the applicable Delayed Closing Date, as the case may be, to the Closing Date or the applicable Delayed Closing Date. The Transferred Assets Purchase Price shall also be adjusted to prorate payments and other amounts due Seller by the "St. George Sublessee" (as hereafter defined) due under the St. George Sublease from the due dates of the last such payments to be made by the St. George Sublessee to the Closing Date or applicable Delayed Closing Date. In the event that the actual amount of any such taxes, rents, CAM and other charges and payments for the year of the Closing or applicable Delayed Closing is more or less than that estimated by the parties hereto at the Closing or applicable Delayed Closing, Purchaser or Seller, as the case may be, shall make all appropriate payments to the other party so that all payments and prorations made pursuant to this Section 2.4 are accurate, based upon the actual assessment for the year of the Closing or applicable Delayed Closing. The Transferred Assets Purchase Price shall be increased by all utilities deposits of Seller which Seller causes the applicable utilities to transfer to the account of Purchaser at the Closing or any Delayed Closing, as applicable.

     2.5  Reduction of Base Purchase Price; Assignment of Store
Leasehold Interests.

          2.5.1 The Base Purchase Price shall be reduced as provided in Section 2.5.2 hereof upon the occurrence of either of the following events:

               2.5.1.1 Seller and Purchaser fail to obtain with respect to all Store Leases other than Store Leases for Affiliated Stores by the Closing Date (i) an unconditional consent from the applicable lessor to the assignment by Seller toPurchaser of the applicable Store Leasehold Interest and (ii) an amendment to the applicable Store Lease which contains all of the essential provisions the "Essen-tial Provisions") set forth on Schedule 2.5.1.1 attached hereto (which unconditional consent and amendment to lease shall be in a form reasonably acceptable to Purchaser) (collectively, the "Store Leasehold Consents") duly executed by each of the lessors of the Store Leases other than Store Leases for Affiliated Stores (collectively, the "Non-Transferred Leases").

               2.5.1.2 With respect to each of the Store Leases other than Store Leases for Affiliated Stores, the current term of which is to expire on or before December 31, 1995 (including renewal options, if previously exercised by Seller or if Purchaser will have the right to exercise such options under the applicable Store Leases) which are listed on Schedule 2.5.1.2 (collectively, the "Short Term Store Leases"), and irrespective of whether or not Purchaser obtains Store Leasehold Consents with respect to such Store Leases and/or an assignment of Seller's interests in such Store Leases at the Closing, Purchaser fails to enter into by the Closing Date a definitive agreement with the lessor for each such Short Term Store Lease for an extension (an "Extension") of the term of each such Short Term Store Lease at the applicable Store's current location or current, but expanded or reduced location or another location within the same Shopping Center (which expanded or reduced location or new location is acceptable to Purchaser, in its sole and absolute discretion), and otherwise on terms and conditions (including, without limitation, the length of the Extension) reasonably acceptable to Purchaser (collectively, the "Non-Extended Short Term Leases").

               2.5.1.3   For the avoidance of doubt, a Store
     Lease may be both a Non-Transferred Lease and a Non-Extended
     Short Term Lease.

          2.5.2 Upon the occurrence of the events described in Section 2.5.1.1 or 2.5.1.2 hereof, the Base Purchase Price shall be reduced by an amount equal to the Base Purchase Price multiplied by a fraction, the numerator of which shall be the sum of the actual revenues for the Stores for the immediately preced-ing 12 complete calendar months prior to the Closing Date as indicated on a schedule, which Seller shall deliver to Purchaser at the Closing (the "Revenue Schedule"), for each of the Stores which are leased to Seller pursuant to a Non-Transferred Lease and/or a Non-Extended Short Term Lease, and the denominator of which shall be the sum of the revenues listed on the Revenue Schedule for all Stores (the "Non-Transferred Lease Reduced Amount").

          2.5.3     Notwithstanding the provisions of this
Section 2.5 to the contrary, in the event that (i) after the Closing and prior to the date one year from the Closing Date (if the Store Lease in question is not also a Short Term Lease), Seller and Purchaser obtain a Store Leasehold Consent with respect to a Store subject to a Non-Transferred Lease (a "Post-Closing Transferred Lease"), or (ii) after the Closing Purchaser enters into an Extension with respect to a Non-Extended Short Term Lease (and receives the applicable Store Leasehold Consent)
(a) during the existing term of such Non-Extended Short Term Lease, (b) within 45 days of the expiration of the existing term of such Non-Extended Short Term Lease or (c) within one year of the expiration of the existing term of such Non-Extended Short Term Lease, if the Store, subject to such Non-Extended Short Term Lease, continues to be operated during such one-year period (a Non-Extended Short Term Lease referred to in clause (ii)(a),
(ii)(b) or (ii)(c) hereof, a "Post-Closing Extended Short Term Lease"), then, (x) Purchaser shall pay to Seller an amount equal to the Base Purchase Price multiplied by a fraction, the numera-tor of which shall be the revenues listed on the Revenue Schedule for the Store subject to such Post-Closing Transferred Lease or such Post-Closing Extended Short Term Lease, as the case may be, and the denominator of which shall be the sum of the revenues listed on the Revenue Schedule for all Stores (the "Post-Closing Transferred Lease Payment Amount") plus interest on the Post-Closing Transferred Lease Payment Amount for the Store Leasehold Interest if said Store is subject to a Management Agreement (and the F, F & E, Computer Leases, Store Contracts and Plans related to, or located in said Store), which interest shall be calculated at the rate of six percent (6%) per annum from the Closing Date to the applicable Delayed Closing Date and, in accordance with Sections 3.9 and 3.10, Purchaser shall pay to Seller the Trans-ferred Inventory Purchase Price applicable to the Inventory located at such Store then transferred to Purchaser pursuant to this Section 2.5.3 and which had not been previously transferred to Purchaser, and (y) Seller shall sell and transfer (the "Post-Closing Asset Transfer") all of its right, title and interest in and to said Store Lease and all Inventory, F, F & E, Computer Leases, Store Contracts and Plans related to, or located in, the Store subject to the Post-Closing Transferred Lease or Post-Closing Extended Short Term Lease which have not been previously sold and transferred to Purchaser. Purchaser shall pay to Seller the appropriate Post-Closing Transferred Lease Payment Amount (plus applicable interest) and Purchaser shall pay the Trans-ferred Inventory Purchase Price applicable to the Inventory located at such Store which Inventory is then being transferred to Purchaser pursuant to this Section 2.5.3, and Seller shall make the appropriate Post-Closing Asset Transfer to Purchaser at the offices of Purchaser and "MSK" (as hereafter defined) in accordance with Section 3 hereof on the fifth business day (the "Delayed Closing Date") after a Non-Transferred Lease shall become a Post-Closing Transferred Lease, and/or a Non-Extended Short Term Lease shall become a Post-Closing Extended Short Term Lease, as the case may be (the consummation of each such transaction a "Delayed Closing"), provided, that each of the conditions to such Delayed Closing set forth in Sections 4 and 5 hereof have been satisfied or waived by the appropriate party. Purchaser hereby agrees to use its best efforts to obtain Extensions with respect to all Non-Extended Short Term Leases prior to the Closing or within the time periods set forth in subclause (ii) of this Section 2.5.3 on terms and conditions reasonably acceptable to Purchaser and on a timely basis, provided that in no event shall Purchaser be required to accept an Extension of any Non-Extended Short Term Lease if such Extension does not contain all applicable Essential Provisions and if the Extension requires Purchaser to relocate the Store, which relocation is not acceptable to Purchaser in its sole and absolute discretion, or requires Purchaser to expand or reduce the size of the current location of the Store, which expansion or reduction is not acceptable to Purchaser in its sole and absolute discretion.

     2.6 Increase of Base Purchase Price. In the event Seller sells to Purchaser the Store Leasehold Interest for the Store located in St. George, Utah (the "St. George Store") free and clear of that certain sublease by and between Seller and South-west International, Inc., a Nevada corporation (the "St. George Sublessee"), and related guarantees (collectively, the "St. George Sublease") and the St. George Sublease is terminated as of the Closing (or the applicable Delayed Closing if the Store Leasehold Interest for the St. George Store is transferred at such Delayed Closing), the Transferred Assets Purchase Price shall be increased by $200,000 (the "St. George Additional Consideration").

     2.7 Obligation to Purchase Transferred Assets. Except as expressly provided to the contrary in this Agreement, Purchaser shall not purchase any of Seller's rights in the F, F & E, Computer Leases, Store Contracts or Plans related to, or located in, any Stores subject to a Non-Transferred Lease or a Non-Extended Short Term Lease; provided, however, Purchaser shall take possession of said assets if they are located in or relate to a Store, the Store Leasehold Interest of which is sold to Purchaser as provided herein or which will be the subject of a Management Agreement as provided herein. With respect to the Inventory located in any of the "Retained Stores" (as hereafter defined), Purchaser shall not be obligated to purchase any of such Inventory at the Closing.


3.   THE CLOSING.

     3.1 Closing Date and Location. The "Closing" shall mean the time at which Seller consummates the sale of the Transferred Assets to Purchaser by delivery to it of the Transferred Assets in the manner contemplated by this Section 3. The Closing shall take place at the offices of Mitchell, Silberberg & Knupp ("MSK"), 11377 West Olympic Boulevard, Los Angeles, California 90064 on January 11, 1994, or on such other date mutually accept-able to Purchaser and Seller after all conditions set forth in this Agreement have been satisfied or waived in writing by the appropriate party, but in no event later than February 28, 1994. The "Closing Date" shall mean the date on which the Closing occurs.

     3.2 Delivery of Transfer and Sale Documents. At the Closing or the applicable Delayed Closing, Seller shall sell, transfer and deliver the appropriate Transferred Assets to Purchaser by the Leasehold Assignments, by the "New Leases" (as that term is defined herein), and by bills of sale, assignments of trademarks, service marks, tradenames and service names, assignments of contracts, and assignment of leasehold interests in substantially the forms attached hereto as Exhibit B.

     3.3 Delivery of Transferred Assets. Subject to the Store Leases, Computer Leases and Store Contracts, possession of the Transferred Assets shall be delivered to Purchaser at the Closing or the applicable Delayed Closing, as the case may be, (i) at the offices of MSK, referred to above with respect to all intangible Transferred Assets and (ii) at the Stores with respect to all tangible Transferred Assets. In addition, at the Closing or the applicable Delayed Closing, as the case may be, Seller shall also deliver to Purchaser appropriate authorizations to provide for the transfer of the Stores' telephone numbers and other utilities to Purchaser and for the closing of billing as of the Closing Date or the applicable Delayed Closing Date, as the case may be.


     3.4 Delivery of Other Documents. At the Closing, Seller shall also deliver to Purchaser (i) all blank gift certificates and merchandise credits and deposits for the Stores, each of which will be marked "void," (ii) a schedule of all outstanding Gift Certificates and Merchandise Credits issued by Seller before the Closing, such information provided on a Store by Store and week by week basis (the "Schedule of Gift Certificates and Merchandise Credits"), (iii) copies of all "Occupancy Certifi-cates and Permits" (as hereafter defined) and (iv) the Revenue Schedule. On the later of (a) March 15, 1994, or (b) the earlier of (x) the date on which Seller ceases operations at all Retained Stores or (y) the date which is six months after the Closing Date, Seller shall deliver to Purchaser all documents required to change the corporate name of Seller from "Pegasus Music and Video, Inc." to a name not confusingly similar to such name, which documents Purchaser is hereby authorized to record with the Office of the Secretary of State of the State of Utah as Purchas-er may deem appropriate. Notwithstanding anything in this Section to the contrary, if Seller continues to operate Retained Stores after the Closing utilizing any of the Store Service Marks, Seller may retain all of its blank gift certificates and merchandise credits and deposits until such time as it ceases to use any of the Store Service Marks or was obligated to cease using the Store Service Marks as contemplated by this Agreement, at which time it will promptly deliver said blank gift certifi-cates and merchandise credits and deposits marked "void."

     3.5 Proration of Personal Property Taxes. With respect to all unpaid current year's personal property taxes owed by Seller (collectively, the "Current Property Taxes") for which Seller does not deliver to Purchaser at the Closing or the applicable Delayed Closing a "Tax Liability Release" (as hereafter defined), at the Closing or the applicable Delayed Closing, Purchaser and Seller shall preliminarily prorate all Current Property Taxes for the Stores based upon the personal property taxes for the Stores.

At the Closing or applicable Delayed Closing, Purchaser shall receive a credit against the cash price payable pursuant to
Section 2.1.1.1 hereof in an amount equal to the Seller's preliminary prorated share of Current Property Taxes for the Stores (the "Personal Property Tax Reserve"), it being understood that Purchaser will use the Personal Property Tax Reserve to pay Seller's final prorated share of the Current Property Taxes for the Stores on behalf of Seller and as it has requested. In the event that Seller's final prorated share of the Current Property Taxes for the Stores (based upon the actual Current Property Tax bills for the Stores) (i) is greater than the Personal Property Tax Reserve, then (subject to Section 3.8.2 hereof) at Purchas-er's election either (a) Seller shall promptly pay such short fall amount directly to Purchaser or (b) the Escrow Funds shall be used to pay such short-fall amount; or (ii) is less than the Personal Property Tax Reserve, then Purchaser shall promptly remit the excess Personal Property Tax Reserve to Seller. Not-withstanding the foregoing, nothing herein shall be construed to mean that Purchaser has assumed or shall be held liable for any personal property taxes which Seller is obligated to pay other than the Personal Property Tax Reserve.

     3.6 Proration of Sales Taxes. With respect to all unpaid sales, use, income and other business taxes for which Purchaser has potential "successor liability" or for which a "Lien" (as hereafter defined) may attach to any of the Transferred Assets (collectively, the "Sales Taxes") for which Seller does not deliver to Purchaser a Tax Liability Release at the Closing or the applicable Delayed Closing, at the Closing or the applicable Delayed Closing, Seller and Purchaser shall project the aggregate amount of unpaid Sales Taxes of Seller arising from Seller's operation of the Stores through the Closing Date or the appli-cable Delayed Closing Date and the amount of Sales Tax due as a result of the sale of the Transferred Assets to Purchaser (the "Projected Unpaid Sales Taxes"), and Seller shall deliver to Purchaser either (i) copies of all canceled checks evidencing the payment of any Sales Taxes accrued since January 1, 1993 through the date indicated on the latest Sales Tax returns required to be filed by Seller with all applicable taxing authorities prior to the Closing or the applicable Delayed Closing (the "Sales Tax Filing Period") or (ii) certificates from the appropriate taxing authorities indicating that all of the Sales Tax for the Sales Tax Filing Period has been paid. At the Closing or the appli-cable Delayed Closing, Purchaser shall receive a credit against the cash price payable pursuant to Section 2.1.1.1 hereof in an amount equal to Projected Unpaid Sales Taxes (the "Sales Tax Reserve"), it being understood that Purchaser will use the Sales Tax Reserve to pay (on behalf of Seller and as it has requested) Seller's actual unpaid Sales Taxes arising from Seller's opera-tion of the Stores through the Closing Date or the applicable Delayed Closing Date and the Sales Taxes arising in connection with the sale of the Transferred Assets to Purchaser. Promptly following the Closing or the applicable Delayed Closing, Seller shall calculate the final aggregate amount of unpaid Sales Taxes arising from Seller's operation of the Stores through the Closing Date or the applicable Delayed Closing Date and the Sales Tax due as a result of the sale of the Transferred Assets to Purchaser. In the event that such final aggregate unpaid Sales Taxes (i) are greater than the Sales Tax Reserve, then (subject to Section
3.8.2 hereof) at Purchaser's election either (a) Seller shall promptly forward to Purchaser a cashier's check for such short-fall amount made payable to the appropriate taxing authority (which Purchaser will promptly thereafter forward to the appro-priate taxing authority) or (b) the Escrow Funds shall be used to pay such shortfall amount; or (ii) are less than the Sales Tax Reserve, Purchaser shall promptly remit the excess Sales Tax Reserve to Seller. Notwithstanding the foregoing, nothing herein shall be construed to mean that Purchaser has assumed or shall be held liable for any Sales Taxes other than the Sales Tax Reserve.

     3.7 Payment of Employee Payroll Taxes. With respect to all unpaid federal and state social security, disability, unemploy-ment and other payroll taxes (including the portion to be paid by the employer and the portion of said taxes and income taxes to be withheld by the employer from its employees and paid over to the appropriate tax authority) (collectively, the "Payroll Taxes") for which Seller does not deliver to Purchaser a Tax Liability Release at the Closing or applicable Delayed Closing, at the Closing or applicable Delayed Closing, Seller and Purchaser shall project the aggregate amount of unpaid Payroll Taxes of Seller arising from Seller's operation of the Stores through the Closing Date or the applicable Delayed Closing Date, and Seller shall deliver to Purchaser either (i) copies of all canceled checks evidencing the payment of any Payroll Taxes accrued since January 1, 1993 through the date indicated on the latest Payroll Tax returns required to be filed by Seller with all applicable taxing authorities prior to the Closing or the Delayed Closing (the "Payroll Tax Filing Period"), or (ii) certificates from the appropriate taxing authorities indicating that all of the Payroll Taxes for the Payroll Tax Filing Period has been paid. At the Closing or the applicable Delayed Closing, Purchaser shall receive a credit against the cash price payable pursuant to
Section 2.1.1.1 hereof in an amount equal to such projected unpaid Payroll Taxes (the "Payroll Tax Reserve"), it being understood that Purchaser will use the Payroll Tax Reserve to pay (on behalf of Seller and as it has requested) Seller's actual unpaid Payroll Tax arising from Seller's operation of the Stores through the Closing Date or the applicable Delayed Closing Date. Promptly following the Closing or the applicable Delayed Closing, Seller shall calculate the final aggregate amount of unpaid Payroll Taxes arising from Seller's operation of the Stores through the Closing Date or the applicable Delayed Closing Date and the Payroll Taxes due thereby. In the event that such final aggregate unpaid Payroll Taxes (i) are greater than the Payroll Tax Reserve, then (subject to Section 3.8.2 hereof) at Purchas-er's election either (a) Seller shall promptly forward to Purchaser a cashier's check for such short-fall amount made payable to the appropriate taxing authority (which Purchaser will promptly thereafter forward to the appropriate taxing authority) or (b) the Escrow Funds shall be used to pay such shortfall amount; or (ii) are less than the Payroll Tax Reserve, Purchaser shall promptly remit the excess Payroll Tax Reserve to Seller. Notwithstanding the foregoing, nothing herein shall be construed to mean that Purchaser has assumed or shall be held liable for any Payroll Taxes other than the Payroll Tax Reserve.

     3.8 Escrow Funds. Pursuant to Section 2.1.1.2 hereof, at Closing and each Delayed Closing, Purchaser shall deposit an amount equal to $15,000 multiplied by the number of Stores possession of which are being transferred to Purchaser pursuant to a Store Leasehold Assignment at such Closing or Delayed Closing (and together with any interest earned on each such deposit, an "Escrow Deposit"; the Escrow Deposits are referred to herein collectively as the "Escrow Funds") into an interest bearing account under the exclusive control of the Escrow Agent in accordance with the following terms and conditions:

          3.8.1 Purchaser and Seller shall each pay one-half of the fees and expenses incurred in connection with the manage-ment of the Escrow Funds, including, without limitation, the fees and expenses of the Escrow Agent. Subject to Section 3.8.3, no portion of any particular Escrow Deposit shall be disbursed to Seller during the period commencing as of the Closing Date or the applicable Delayed Closing Date, as the case may be, and ending five (5) months thereafter (the "Escrow Period").

          3.8.2

               3.8.2.1 During any Escrow Period, Purchaser may, by submitting a "Claim Notice" (as hereafter defined), request the Escrow Agent to disburse the Escrow Funds (a) to reimburse Purchaser for any actual damages it has incurred as a result of any breach of any representations and warranties of Seller or Shareholder under this Agreement or any other covenants or agreements of Seller or Shareholder to Purchaser contained in this Agreement, any Management Agreement, the "Service Mark License" (as hereafter defined) or any other document or agreement contemplated hereby or thereby (it being understood that any such application of the Escrow Funds shall not release Seller or Shareholder from their liability to Purchaser for any breach of the representations and warranties of Seller or Shareholder or any other covenants or agreements of Seller or Shareholder to Purchaser to the extent such breaches cause Purchaser to incur damages in excess of the amount of the Escrow Funds applied against any such damages), (b) to pay Seller's actual prorated Current Property Taxes, Sales Taxes and Payroll Taxes as contemplated in Sections 3.5, 3.6 and 3.7 hereof, respectively that exceed the amount for which Purchaser previously received credit against the Transferred Assets Purchase Price and/or (c) to reimburse Purchaser for all Gift Certificates and Merchandise Credits, which were issued by Seller prior to the Closing, redeemed or honored during the Escrow Period in excess of the aggregate amount of $15,000. Notwithstanding anything in this Section 3.8.2 or Sections 2.1.3, 3.5, 3.6 or 3.7 hereof to the contrary, Purchaser shall use the Escrow Funds to reimburse Purchaser for Gift Certificates and Merchandise Credits for which Purchaser is entitled to reimbursement as provided in
     Section 2.1.3 hereof and to pay Seller's actual prorated Property Taxes, Sales Taxes and Payroll Taxes in excess of the reserves established therefor unless and until the balance of the Escrow Funds after making such reimbursement and paying such taxes therefrom is less than $60,000.

               3.8.2.2 In the event that, and from time to time as, Purchaser determines that there exists a claim for reim-bursement from the Escrow Funds pursuant to this Section 3.8, Purchaser shall submit written notice (such notice a "Claim Notice") of such claim (a "Claim") to the Escrow Agent and Seller, including a description of the Claim and stating the dollar amount thereof (the "Claim Amount"). Unless the Escrow Agent and Purchaser receive written notice that Seller disputes a Claim within ten (10) business days following receipt by the Escrow Agent and Seller of the applicable Claim Notice (such notice, a "Dispute Notice"), which notice shall include in reasonable detail the basis for Seller's dispute, the Escrow Agent shall disburse funds from the Escrow Funds to Purchaser in the amount of the Claim Amount. All disputes as to Claims hereunder shall be arbitrated in accordance with Section 12 hereof and the Claim Amount of any Disputed Claim shall be held in escrow pending resolution of such dispute.

          3.8.3     Subject to Sections 3.8.4, 3.8.5 and 3.8.6
hereof, the then remaining balance of each particular Escrow Deposit shall be paid to Seller on the first business day after the later of (i) the expiration of the Escrow Period with respect to such Escrow Deposit, and (ii) the date on which Seller, Shareholder and Purchaser jointly provide the Escrow Agent with written notice (the "Escrow Release Notice") that, to the best of their respective knowledge there have been no breaches, nor does Seller, Shareholder or Purchaser anticipate any breaches, of any of Seller's or Shareholder's representations, warranties, cove-nants or agreements contained in this Agreement, any Management Agreement, the Service Mark License or in any other document or agreement contemplated hereby or thereby. The distribution of the then remaining balance of the most recently deposited Escrow Deposit (the "Final Escrow Deposit") prior to the date on which Purchaser and Seller provide the Escrow Agent with written notice that the parties have agreed, such agreement not to be unreason-ably withheld, that they will not be able to obtain Store Lease-hold Consents for any remaining Non-Transferred Leases and Extensions and Store Leasehold Consents for any remaining Non-Extended Short Term Leases, shall be accompanied by a true and correct accounting of all Escrow Funds expended by the Escrow Agent. In the event Seller, Shareholder and Purchaser cannot agree on whether or not an Escrow Release Notice should be given to the Escrow Agent, such dispute shall be arbitrated in accord-ance with Section 12 hereof.

          3.8.4 Notwithstanding anything herein to the contrary but subject to Section 3.8.6 hereof, at no time between the Closing and the distribution of the Final Escrow Deposit in accordance with Section 3.8.3 hereof shall the balance of the Escrow Funds be less than $60,000. Notwithstanding anything herein to the contrary, in no event shall the aggregate amount of Escrow Deposits (excluding therefrom all interest earned on any such deposits)exceed $225,000.

          3.8.5 Notwithstanding anything herein to the contrary, an amount of the Escrow Funds equal to the aggregate amount of all claims against the Escrow Funds made by Purchaser shall either be paid to Purchaser or retained by the Escrow Agent until a final determination of the validity of Purchaser's claims is made in accordance with the "Section 3.8 Escrow Agreement" (as hereinafter defined).

          3.8.6 In the event Purchaser and Seller obtain a Store Leasehold Consent with respect to any Store Lease which does not contain all "Essential Estoppel Terms" (as hereafter defined), (i) at the Closing or the applicable Delayed Closing, Seller and Shareholder shall represent and warrant to Purchaser in writing as to each of the Essential Estoppel Terms which are not contained in the Store Leasehold Consent for such Store Lease (which representation and warranty shall survive the Closing or the applicable Delayed Closing and shall expire on the later of the date one year from the Closing Date or the date one year from the last Delayed Closing Date) (the "Estoppel Representations"), and (ii) notwithstanding anything herein to the contrary, at no time between the Closing and the expiration of the Estoppel Representations shall the balance of the Escrow Funds be less than $100,000. For purposes of this Agreement, each of the following shall be deemed an "Essential Estoppel Term": (a) a certification by the applicable lessor that attached to such certification is a true and complete copy of the applicable Store Lease and all amendments, modifications, supplements and assign-ments thereof and thereto, (b) a certification by the applicable lessor that as of the date of the applicable Store Leasehold Consent, all rental payments, real property taxes and CAM and other charges to be paid by the lessee under such Store Lease have been paid in full, and (c) a certification by the applicable lessor that, to the best knowledge of such lessor, such Store Lease is not in default and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under such Store Lease.

          3.8.7 For the avoidance of doubt, all interest earned on the Escrow Funds shall inure to the benefit of Seller, provided that all such interest may be disbursed by the Escrow
Agent to satisfy claims in accordance with Section 3.8.2.

     3.9  Payment of the Balance of the Transferred Assets
Purchase Price (Other Than the Transferred Inventory Purchase
Price).

          3.9.1 Subject to the provisions of Section 3.11 hereof, the balance of the Transferred Assets Purchase Price which is adjusted as provided herein (other than the Transferred Inventory Purchase Price), not paid to Seller or otherwise disbursed in accordance with Sections 2.1.1.2 and 3.5 through 3.8 hereof shall be paid by Purchaser to Seller at the Closing or applicable Delayed Closing by cashier's check or wire transfer.

          3.9.2 Subject to the provisions of Section 3.11 hereof Purchaser shall pay, unless otherwise disbursed in accordance with Sections 2.1.1.2 and 3.5 through 3.8 hereof, an amount equal to 75% of the "Estimated Transferred Inventory Purchase Price" (as that term is defined herein) (the "Estimated Inventory Payment") to Seller at the Closing or applicable Delayed Closing by cashier's check or wire transfer. The full amount of the Estimated Inventory Payment whether paid directly to Seller or disbursed in accordance with Sections 2.1.1.2 and
3.5 through 3.8 hereof shall be credited against the Transferred Assets Inventory Purchase Price.

     3.10 Payment of Transferred Inventory Purchase Price
Balance.

          3.10.1 In the event that the amount of the Trans-ferred Inventory Purchase Price exceeds the Estimated Inventory Payment, the balance of the Transferred Inventory Purchase Price (the "Transferred Inventory Purchase Price Balance") shall be paid upon the later of (a) 90 days from the Closing or applicable Delayed Closing or (b) the earlier of (x) the date on which Purchaser and Seller agree in writing as to the characterization of such Inventory as Current Catalog Inventory, Non-Returnable Inventory or Other Inventory or (y) the date on which the "Arbitrator" (as hereafter defined) issues his or her decision in connection therewith.

          3.10.2 In the event that the Transferred Inventory Purchase Price is less than the Estimated Inventory Payment, Seller shall reimburse to Purchaser the difference between the Transferred Inventory Purchase Price and the Estimated Inventory Payment (the "Overpayment") within 15 days of Seller's receipt of notice from Purchaser of the existence of and the amount of the Overpayment.

     3.11 Compliance With Bulk Transfer Laws. Notwithstanding anything herein to the contrary, all or any portion of the Transferred Assets Purchase Price may be paid by Purchaser to any creditor of Seller, rather than to Seller, in compliance with the applicable "bulk transfer" laws of the States of Montana and Utah; provided that (i) Purchaser shall only pay creditors to the extent required by applicable law, and (ii) prior to the making of any such payment, Purchaser shall notify Seller in writing of Purchaser's intention to make said payment and (a) Seller shall have a reasonable opportunity to make alternative arrangements consistent with applicable law with such creditor which arrangements are acceptable to Purchaser in its reasonable discretion, or (b) if Seller disputes the validity or amount of the claim out of which such payment is to be made, Purchaser and Seller shall make arrangements for determination of the validity and/or amount of such claim consistent with applicable law.

     3.12 Recovery of Security Deposits and Releases of Personal Guarantees. Seller shall be permitted to recover (but only from the lessors under the Store Leases) all security deposits, and to cause to be released any and all personal guarantees, previously furnished to the lessors under the Store Leases, provided that such reimbursements and/or releases do not jeopardize or inter-fere in any way with Purchaser's rights under the Store Leases and in no event shall Purchaser be obligated to reimburse Seller or lessor for the amount of any such security deposit or to deposit with or pay to the lessor any sums as a result of lessor's refunding to Seller any of said security deposits or releasing any of said personal guarantees. After the Closing and upon expiration of the term (including all renewal options) of the applicable Store Lease, upon the written request of Seller, Purchaser shall pay to Seller any security deposit paid by Seller with respect to such Store Lease which has been refunded by the applicable lessor to Purchaser and which has not been previously refunded to Seller.

     3.13 Transfer of the Store Service Marks. Notwithstanding anything herein to the contrary, in the event that Seller retains possession of and continues to operate any of the Stores after the Closing (the "Retained Stores") as contemplated by Section
7.17 hereof, the Store Service Marks shall not be transferred to Purchaser until the earlier of (i) such time as Seller ceases to operate all of the Retained Stores or (ii) six months after the Closing Date at which time, without the payment of any further consideration to Seller, Seller shall execute and deliver to Purchaser any and all bills of sale and assignments requested by Purchaser to evidence the sale and transfer of the Store Service Marks to Purchaser. With respect to all of the Retained Stores, Seller shall not permit any assignee thereof to use any of the Store Service Marks without the prior written consent of Purchas-er. During the six-month period immediately following the Closing Date (the "Transition Period"), Seller shall be permitted to continue to use the Store Service Marks in connection with the operation of Seller's current business at the Retained Stores.
At the end of the Transition Period, Seller shall cease doing business utilizing any of the Store Service Marks and at its expense will change the name under which it does business to a name which is not identical or confusingly similar to any of the Store Service Marks. From and after the date hereof Seller agrees not to do or fail to do anything which would damage or lessen the value of any of the Store Service Marks.


4.   CONDITIONS TO OBLIGATIONS OF PURCHASER.

     Purchaser shall have no obligation to purchase the Trans-ferred Assets or to effect the transactions contemplated by this Agreement unless at or prior to the Closing or the Delayed Closing, as applicable, each of the following conditions is complied with (to the extent applicable to the Transferred Assets which are the subject of the Closing or the applicable Delayed Closing) to the satisfaction of, or waived in writing by,
Purchaser:

     4.1 Completion of Due Diligence Investigation. Purchaser shall have completed the "Due Diligence Investigation" (as here-after defined) to its complete satisfaction prior to the Closing or the applicable Delayed Closing.


     4.2 Liens on Transferred Assets. On or before the Closing and each Delayed Closing, Purchaser shall have received evidence, reasonably satisfactory to Purchaser, that all security inter-ests, liens, pledges, encumbrances, claims, charges, agreements, subleases (other than the St. George Sublease), rights, options, warranties, equities or restrictions ("Liens") on the Transferred Assets so sold and transferred have been released. Notwithstand-ing anything in this Section 4.2 to the contrary, "evidence, reasonably satisfactory to Purchaser" shall include without limitation, copies of duly executed and recorded UCC termination statements or releases for each secured creditor, who, as indicated on any official or unofficial Lien searches obtained by Purchaser, has a Lien on any of the Transferred Assets so sold and transferred, which termination statements or releases indicate that said Liens have been removed or terminated.

     4.3 Damage to Transferred Assets. As of the Closing and each Delayed Closing, there shall have been no material damage to or destruction of the Transferred Assets so sold and transferred, or any portion thereof, and Seller shall not have received any notice of any intended or proposed claim by any person or entity affecting the Transferred Assets so sold and transferred, or any portion thereof.

     4.4 Proceedings. As of the Closing and each Delayed Closing, no claim, investigation, proceeding or litigation, administrative or judicial, shall be threatened or pending for the purpose of enjoining or preventing the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation of such trans-actions is unlawful or would result in a fraudulent conveyance, or which adversely affect the right of Purchaser to retain the Transferred Assets.

     4.5 Transfer Documents. At the Closing and each Delayed Closing, Seller shall have delivered to Purchaser (i) each of the instruments or other items set forth in Sections 3.2 and 3.4 hereof, and (ii) possession of the Transferred Assets so sold and transferred.

     4.6 Service Mark License. In the event the Store Service Marks are not transferred to Purchaser at the Closing in accord-ance with Section 3.13 hereof, at the Closing, Seller shall have executed and delivered to Purchaser a service mark license (the "Service Mark License") substantially in the form of Exhibit C attached hereto.

     4.7 Management Agreement. At the Closing, Seller shall have executed and delivered to Purchaser a management agreement (a "Management Agreement") substantially in the form of Exhibit D with respect to each of the Stores listed on Schedule 4.7, which Schedule will be created in accordance with Section 7.17.

     4.8 Certificate of Seller. Seller shall have delivered to Purchaser at the Closing and each Delayed Closing a Certificate of the Corporate Secretary of Seller, dated the Closing Date or the applicable Delayed Closing Date, as the case may be, reason-ably acceptable to Purchaser certifying (i) that attached thereto is a true and complete copy of resolutions of the Board of Directors and shareholders of Seller authorizing the sale of the Transferred Assets to Purchaser and the consummation of the transactions contemplated herein, (ii) as to the incumbency and specimen signature of each officer of Seller executing the certificate, this Agreement and the other documents and instru-ments to be delivered pursuant to this Agreement, (iii) that attached thereto are true and complete copies of the Articles of Incorporation and Bylaws of Seller, (iv) that attached thereto is a true and complete copy of a "Good Standing" Certificate of Seller issued by the Secretary of State of the State of Utah indicating that Seller is in good standing in the State of Utah and said "Good Standing" Certificate shall be dated as of a date no earlier than five business days prior to the Closing Date or the applicable Delayed Closing Date, as the case may be, and (v) that attached thereto is a true and complete copy of "Good Standing" Certificate of Seller issued by the Secretary of State of the State of Montana indicating that Seller is qualified to do business in such State as a foreign corporation and is in good standing therein and said "Good Standing" Certificate shall be dated as of a date no earlier than five business days prior to the Closing Date or the applicable Delayed Closing Date, as the case may be.

     4.9 Opinion of Seller's Counsel. At the Closing, Seller shall have delivered to Purchaser the opinion of Durbano &
Associates, substantially in the form attached hereto as Exhibit
E.

     4.10 Store Leasehold Consents and Store Leasehold Assign-ments. With respect to Stores other than Affiliated Stores at or before the Closing, Seller shall have delivered to Purchaser the Store Leasehold Consents, duly executed by Seller and the lessor under each such Store Lease and assignments of said Store Lease-hold Interests in substantially the forms attached hereto as Exhibit F (the "Store Leasehold Assignments") for at least two of the Stores,which are not Affiliated Stores. At or before the Closing and each Delayed Closing, Seller shall use its best efforts to deliver to Purchaser all other applicable consents of third parties which Purchaser may reasonably request in connec-tion with the assignments of the Store Leasehold Interests.

     4.11 Store Lease Terminations and New Leases. At or before the Closing, Seller shall have delivered to Purchaser lease termination agreements, in substantially the form attached hereto as Exhibit G (the "Lease Termination Agreement") for each of the leases pertaining to the six Affiliated Stores, duly executed by Seller and KSG, and Seller shall have delivered to Purchaser lease agreements, substantially in the forms attached hereto as Exhibits H-1, H-2, H-3, H-4, H-5 and H-6 (the "New Leases") for the six Affiliated Stores, duly executed by KSG.

     4.12 Assignment of Computer Leases. At or before the Closing and each Delayed Closing, Seller shall have delivered to Purchaser consents to the assignment to Purchaser of all Computer Leases for Computer Equipment located at the Stores, the Store Leasehold Interests of which are being transferred to Purchaser at the Closing or applicable Delayed Closing, and estoppel certificates, in substantially the forms attached hereto as Exhibit J, duly executed by the parties to such Computer Leases (collectively, the "Computer Lease Consents"). At or before Closing and each Delayed Closing, Seller shall use its best efforts to deliver to Purchaser all other consents of third parties which Purchaser may reasonably request in connection with the assignments of Seller's interests under the Computer Leases.

     4.13 Assignment of Store Contracts. At or before the Closing and each Delayed Closing, Seller shall have delivered to Purchaser consents to the assignment to Purchaser of all Store Contracts for goods and services affecting the Stores, the Store Leasehold Interests of which are being transferred to Purchaser at the Closing or applicable Delayed Closing and estoppel certificates in substantially the forms attached hereto as Exhibit K-1, duly executed by the parties to such Store Contracts (collectively, the "Store Contract Consents"). At or before the Closing or the applicable Delayed Closing at which the Store Leasehold Interest for the St. George Store is being transferred to Purchaser, Seller shall deliver to Purchaser consents to the assignment to Purchaser of the St. George Sublease and estoppel certificates substantially in the forms attached hereto as Exhibit K-2, duly executed by the parties to the St. George Sublease. At or before the Closing and each Delayed Closing, Seller shall use its best efforts to deliver to Purchaser all other consents of third parties which Purchaser may reasonably request in connection with the assignments of Seller's interests under the Store Contracts.

     4.14 Third Party Consents. At or before the Closing and each Delayed Closing, Seller shall have delivered to Purchaser all consents and approvals of any third party (including, without limitation, the Shareholder), administrative agency or govern-mental body required by law applicable to Seller in connection with the transactions contemplated by this Agreement, such consents and approvals to be in forms and content reasonably acceptable to Purchaser. Without limiting the generality of the foregoing, at or before the Closing, Seller shall have obtained all governmental consents and approvals required to be obtained by Seller in order to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR").


     4.15 Escrow Agreement. At the Closing, Seller shall deliver to Purchaser an escrow agreement, duly executed by Seller and Escrow Agent substantially in the form attached hereto as Exhibit
K (the "Section Escrow Agreement").

     4.16 Entry Devices. At the Closing, Seller shall have delivered to Purchaser all keys, combinations to locks and security codes for all security systems (collectively, the "Entry Devices") relating to those Stores, possession of which are being delivered to Purchaser at the Closing. At each Delayed Closing, Seller shall have delivered to Purchaser all Entry Devices relating to the Store which is the subject of such Delayed Closing and of which possession was not already delivered to Purchaser at the Closing.

     4.17 Compliance with Bulk Transfer Laws. Seller, to the extent applicable to a seller of assets, shall have complied with all applicable bulk transfer laws of the States of Montana and Utah.

     4.18 Auditors' Confirmation. At or before the Closing, Purchaser shall have received written confirmation from its auditors (the "Auditors"), which confirmation shall be in form and substance acceptable to Purchaser in its sole and absolute discretion (i) that in the opinion of the Auditors assuming Purchaser does not engage in or contemplate engaging in another transaction (the "Additional Acquisition Transaction") in which it acquires a "business" as that term is defined in Rule 11-01(d) of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC") during the two years ending January 31, 1995, Purchaser will not be required to disclose or include in any filing with the SEC and/or disseminate to the public separate financial statements or financial information of, related to or with respect to any of the Transferred Assets or Purchaser's financial statements or financial information containing such financial statements or financial information of, related to or with respect to any of the Transferred Assets and (ii) Seller's books and records are in such condition that, in the opinion of the Auditors, it would be possible to prepare all audited and unaudited financial statements and financial information of, related to or with respect to any of the Transferred Assets which would be required to be prepared, filed with the SEC and/or disseminated to the public by any federal securities law or any rule or regulation promulgated by the SEC in the event that Purchaser engages in or contemplates engaging in an Additional Acquisition Transition during the two-year period ending January 31, 1995.

     4.19 St. George Sublease. With respect to the purchase of the Store Leasehold Interest and the other Transferred Assets located in or directly pertaining to the St. George Store, Purchaser's obligation to pay the St. George Additional Consi-deration shall be conditioned upon, in addition to the other conditions set forth in this Agreement, that Seller deliver to Purchaser written evidence reasonably satisfactory to Purchaser that the Store Leasehold Interest for the St. George Store is being transferred to Purchaser free and clear of the St. George Sublease and the St. George Sublease has been terminated.

     4.20 Estimated Transferred Inventory Purchase Price. Not later than five business days prior to the Closing and each applicable Delayed Closing, Seller shall deliver to Purchaser a certificate, substantially in the form attached hereto as Exhibit L (the "Inventory Certificate") duly executed by Seller and Shareholder, on which Seller and Shareholder state their estimate of the dollar amount of the Transferred Inventory Purchase Price for the Inventory which will be sold and transferred to Purchaser at the Closing and each applicable Delayed Closing (the "Estimat-ed Transferred Inventory Purchase Price"). On the Inventory Certificate, Seller and Shareholder shall certify that their estimate of the Estimated Transferred Inventory Purchase Price represents their best judgment based on the information they then had available as of the date of such Certificate.

     4.21 Approval of Purchaser's Board of Directors. The Board of Directors of Purchaser shall have duly adopted resolutions authorizing Purchaser to enter into this Agreement, to purchase the Transferred Assets and to perform its other obligations hereunder.

     4.22 Accuracy of Representations and Warranties. The representations and warranties of Seller and Shareholder made herein shall be true in all respects as of the date hereof and as of the Closing and each Delayed Closing as if each were made again at such time, and Seller and Shareholder shall have complied with and performed each and every of the covenants and agreements set forth in this Agreement to be performed by Seller and/or Shareholder at or before the Closing and each Delayed Closing.

     4.23 Failure of Delayed Closing. Notwithstanding anything herein to the contrary, in no event shall the failure to consum-mate the transactions contemplated at any Delayed Closing due to the failure of any of the conditions precedent to such Delayed Closing set forth in this Section 4 affect in any way the trans-actions consummated at the Closing, or any prior or subsequent Delayed Closing.


5.   CONDITIONS TO OBLIGATIONS OF SELLER.

     Seller shall have no obligation to sell the Transferred Assets to Purchaser or to effect the transactions contemplated by this Agreement unless at or prior to the Closing and each Delayed Closing, as applicable, each of the following conditions is complied with (to the extent applicable to the Transferred Assets which are the subject of the Closing or the applicable Delayed Closing) to the satisfaction of, or waived in writing by, Seller:


     5.1 Payment of Transferred Asset Purchase Price. At or before the Closing, Purchaser shall have paid the Transferred Assets Purchase Price (as adjusted) (other than the Transferred Inventory Purchase Price) in accordance with the provisions of Sections 2 and 3 hereof. At or before each Delayed Closing, Purchaser shall have paid the Post-Closing Transferred Lease Payment Amount in accordance with the provisions of Sections 2 and 3 hereof.

     5.2 Proceedings. As of the Closing and each Delayed Closing, no claim, investigation, proceeding or litigation, administrative or judicial, shall be threatened or pending for the purposes of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or the consummation of such trans-actions is unlawful or would result in a fraudulent conveyance.

     5.3 Management Agreement. At the Closing, Purchaser shall have executed and delivered to Seller a Management Agreement substantially in the form of Exhibit D attached hereto with respect to each of the Stores listed on Schedule 4.7.

     5.4 Certificate of Purchaser. Purchaser shall have delivered to Seller at the Closing and each Delayed Closing a Certificate of the Corporate Secretary of Purchaser, dated the Closing Date or the applicable Delayed Closing Date, as the case may be, reasonably acceptable to Seller certifying (i) that attached thereto is a true and complete copy of resolutions of the Board of Directors of Purchaser authorizing the purchase of the Transferred Assets by Purchaser and the consummation of the transactions contemplated herein, (ii) as to the incumbency and specimen signature of each officer of Purchaser executing the certificate, this Agreement and the other documents and instru-ments to be delivered by Purchaser pursuant to this Agreement,
(iii) that attached thereto are true and complete copies of the Certificate of Incorporation and Bylaws of Purchaser, (iv) that attached thereto is a true and complete copy of a "Good Standing" Certificate of Purchaser issued by the Secretary of State of the State of Delaware indicating that Purchaser is in good standing in the State of Delaware and said "Good Standing" Certificate shall be dated as of a date no earlier than five business days prior to the Closing Date or the applicable Delayed Closing Date, as the case may be, and (v) that attached thereto is a true and complete copy of a "Good Standing" Certificate of Purchaser issued by the Secretary of State of the State of California indicating that Purchaser is qualified to do business in the State of California and is in good standing, and said "Good Standing" Certificate shall be dated as of a date no earlier than five (5) business days prior to the Closing Date or the appli-cable Delayed Closing Date, as the case may be.


     5.5 Opinion of Purchaser's Counsel. At the Closing, Pur-chaser shall have delivered to Seller the opinions of Mitchell, Silberberg & Knupp and Hill, Harrison & Hill, substantially in the forms attached hereto as Exhibits M-1 and M-2.

     5.6 Store Leasehold Assignments and Store Leasehold Consents. At or before the Closing, Purchaser shall have delivered to Seller the Store Leasehold Assignments and Store Leasehold Consents duly executed by Purchaser for those Store Leases for which Seller delivers Store Leasehold Assignments duly executed by Seller and Store Leasehold Consents duly executed by Seller and the applicable lessor pursuant to Section 4.10 hereof.

     5.7 New Leases. At or before the Closing, Purchaser shall have delivered to Seller the New Leases duly executed by Purchaser, which New Leases have been duly executed by KSG pursuant to Section 4.11.

     5.8 Assignment of Computer Leases. At or before the Closing and each Delayed Closing, Purchaser shall have delivered to Seller acceptances of the assignments of all Computer Leases for which Seller delivers to Purchaser assignments thereof pursuant to Section 4.12 hereof, duly executed by Purchaser.

     5.9 Assignment of Store Contracts. At or before the Closing and each Delayed Closing, Purchaser shall have delivered to Seller acceptances of the assignment of all Store Contracts for which Seller delivers to Purchaser assignments thereof pursuant to Section 4.13 hereof, duly executed by Purchaser.

     5.10 Escrow Agreements. At or before the Closing, Purchaser shall deliver to Seller a counterpart copy of the Section 3.8
Escrow Agreement, duly executed by Purchaser.

     5.11 Compliance with Bulk Transfer Laws. Purchaser, to the extent applicable to a purchaser of assets, shall have complied with all applicable bulk transfer laws of the States of Montana and Utah.

     5.12 Third Party Consents. At or before the Closing and each Delayed Closing, Purchaser shall have delivered to Seller all consents and approvals of any third party, administrative agency or governmental body required by law applicable to Purchaser which are to be obtained by Purchaser, and all consents and approvals of any third party pursuant to any contract or agreement to which Purchaser is a party or is bound immediately prior to the Closing or the applicable Delayed Closing, in connection with the transactions contemplated by this Agreement, such consents and approvals to be in forms and content reasonably acceptable to Seller. Without limiting the generality of the foregoing, at or before the Closing, Purchaser shall have obtained all governmental consents and approvals required to be obtained by Purchaser in order to comply with HSR. For avoidance of doubt, Purchaser shall be responsible, at its expense, for obtaining all state, county and local business licenses and tax resale permits and licenses in connection with Purchaser's operating any of the Stores after the Closing.


     5.13 Accuracy of Representations and Warranties. The representations and warranties of Purchaser made herein shall be true in all respects as of the date hereof and as of the Closing and each Delayed Closing as if each were made again at such time and Purchaser shall have complied with and performed each and every of the covenants and agreements set forth in this Agreement to be performed by Purchaser at or before the Closing and each Delayed Closing.

     5.14 Failure of Delayed Closing. Notwithstanding anything herein to the contrary, in no event shall the failure to consum-mate the transactions contemplated at any Delayed Closing due to the failure of any of the conditions precedent to such Delayed Closing set forth in this Section 5 affect in any way the trans-actions consummated at the Closing, or any prior or subsequent Delayed Closing.


6.   REPRESENTATIONS AND WARRANTIES.

     6.1 Seller and Shareholder, jointly and severally, repre-sent, warrant and covenant to Purchaser that:

          6.1.1     Absence of Conflict.  Except as disclosed on
Schedule 6.1.1 attached hereto, the execution and delivery of this Agreement, the Service Mark License, the Lease Termination Agreements, and any Management Agreement and the consummation of the transactions contemplated hereby and thereby (i) do not and will not result in the breach of any of the terms or conditions of, or constitute a default under, any contract, agreement, lease, commitment, indenture, mortgage, note, security interest, bond, license, pledge, encumbrance, Lien, claim, charge, right, option or other instrument or obligation to which Seller, Share-holder or KSG is now a party or by which any item of the Transferred Assets may be bound or affected; (ii) to the best knowledge of Seller and Shareholder (after due investigation) do not and will not violate any law, statute, ordinance, rule or regulation of any administrative agency or governmental body, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding on Seller, Shareholder or KSG, or any decision or finding of any arbitration panel binding upon Seller, Shareholder or KSG, or any of the Transferred Assets; (iii) do not require the consent, authoriza-tion or approval of any third person or administrative agency or governmental body to which Seller, Shareholder or KSG is subject.

          6.1.2 Corporate Existence and Authority. Each of Seller and KSG is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, is authorized to transact business in the State of Montana and has full corporate power and authority to own its assets and to carry on its business as it is now being conducted. This Agreement has been duly executed and delivered by Seller and Shareholder and constitutes their respective valid and legally binding agreements and obligations, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity). This Agreement, the Service Mark License, the Lease Termination Agreements, and any Management Agreement and their performance by Seller have been duly authorized by all requisite corporate action of Seller. As of the Closing, the Service Mark License, the Lease Termination Agreements and any Management Agreement will constitute the valid and legally binding agree-ments and obligations of Seller, except to the extent that enforceability may be limited by applicable bankruptcy, insol-vency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity). Seller has the full power, right, legal capacity and authority to make, execute and deliver this Agreement, the Service Mark License, the Lease Termination Agreements, and any Management Agreement and to perform its obligations hereunder and thereunder. Shareholder has the full power, right and legal capacity to make, execute and deliver this Agreement and the Lease Termination Agreement, and to perform his obligations hereunder and thereunder. KSG has full power, right and legal capacity to make, execute and deliver the Lease Termination Agreements and the New Leases and said agreements and their performance have been duly authorized by all requisite corporate action of KSG. As of the Closing, the Lease Termina-tion Agreements and the New Leases will constitute the valid and legally binding agreements and obligations of KSG, except to the extent that enforceability may be limited by applicable bankrupt-cy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforce-ment is sought in a court of law or equity). The sole share-holder, beneficially and of record, of Seller is Kevin S. Garn.

          6.1.3     Material Agreements.  Except as disclosed on
Schedule 6.1.3 and except for the Store Leases, the Computer Leases and the Store Contracts, Seller is not a party to or bound by any material contract, lease, agreement, covenant, license or instrument or commitment, written or oral, affecting or purporting to affect any of the Transferred Assets which will continue to so affect such Transferred Assets after the Closing or the applicable Delayed Closing, as the case may be.

          6.1.4     Litigation.  Except as disclosed on Schedule
6.1.4 attached hereto (the "Existing Litigation"), there are no actions, suits, proceedings (administrative or otherwise), arbitrations, investigations pending, or to the best knowledge of Seller and Shareholder (after due investigation), threatened against or adversely affecting any of the Transferred Assets, or Seller, at law or in equity, in any court or before any federal, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality (including, but not limited to, the National Labor Relations Board), or before any arbitration panel, and to the best knowledge of Seller and Shareholder (after due investigation), there are no facts or circumstances which could form the basis for any such actions, suits, proceedings, arbitrations or investigations.

          6.1.5 Taxes. Seller has duly and timely filed (i) all federal and state income, profits, franchise, sales, use, occupation, employment, and other tax returns and reports, (ii) all federal, state, county and local property tax returns and reports, and (iii) all county and local income, profits, franchise, sales, use, occupation, employment, and other tax returns and reports, required to have been filed by it, up to and including the date hereof; and Seller has paid all taxes due and payable, all assessments and all other taxes, governmental charges, penalties, interests, fines and other sums due and payable by it, on or before the date hereof. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any charges or deficiencies by, or the assessment of any tax or deficiency against Seller. Seller is presently current in its employee payroll taxes withholdings and other sums. Seller has duly withheld from each payment made to each person from whom such withholding is required by law the amount of all taxes or other sums (including, but not limited to, United States federal income taxes, any applicable state or municipal income tax, disability tax and Federal Insurance Contribution Act taxes) required to be withheld therefrom and has paid the same (and the employer's portion of all payroll taxes) to the proper tax receiving officers prior to the due date thereof.

          6.1.6 Title to Transferred Assets. When the Transferred Assets are sold, assigned and delivered to Purchaser in accordance with this Agreement at the Closing and each Delayed Closing, as applicable Purchaser will receive, good and market-able title to the Transferred Assets, free and clear of all Liens.

          6.1.7 Store Lease Defaults. Except as disclosed on Schedule 6.1.7 attached hereto, as to each of the Store Leases, Seller is not, and no other party to such lease is, in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, could constitute a default there-under, or could give a party thereto the right to accelerate the performance of any obligation thereunder, or excuse any party from the performance of any obligation thereunder, or could cause the creation of a Lien on any of the Transferred Assets. Except as disclosed on Schedule 6.1.7 attached hereto and in the Store Lease and pursuant to any local laws granting to Lessor a land-lord's lien, the lessor under each Store Lease has no charge, Lien, claim, defense or offset of any kind under such lease or otherwise against Seller or the Transferred Assets.

          6.1.8 Computer Lease and Store Contracts Defaults. Except as described on Schedule 6.1.8 attached hereto, as to each Computer Lease and each Store Contract, Seller is not, and no other party to such contract is, in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time, or the giving of notice, or both, could constitute a default thereunder, or could give any party thereto the right to accelerate the performance of any obligation thereunder or excuse any party from the performance of any obligation thereunder, or could cause the creation of a Lien on any of the Transferred Assets. Except as provided in the Computer Leases and the Store Contracts, the parties to the Computer Leases and the Store Contracts (other than Seller) have no charge, Lien, claim, defense or offset of any kind under any of the Computer Leases or the Store Contracts, as the case may be, or otherwise against Seller or, the Transferred Assets.

          6.1.9 Physical Condition of Stores and F, F & E. Except as described on Schedule 6.1.9 attached hereto, all of the Stores, the Rental Items and the F, F & E, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, and other systems or facilities included therein, are in good operating condition and repair and structurally sound with no known defects other than those readily observable during the Due Diligence Investigation. Seller has provided Purchaser with copies of all written evidence which Seller has in its possession regarding any such defects (irrespective of whether such defects are readily observable during the Due Diligence Investigation). All of the Stores, the Store Real Property, the Shopping Centers and all of the F, F & E are free from any and all Polluting Substances.

          6.1.10    Store Compliance with Laws.

               6.1.10.1  None of the Stores or the Shopping
     Centers, nor the use or occupancy of the Stores or of the Shopping Centers is in violation of any building, zoning, land use or other law, ordinance, code, rule or regulation, and neither Seller nor Shareholder has received any notice from any governmental or regulatory body or other person or entity asserting any violation of any such law, ordinance, code, rule or regulation or requiring any work, repairs, construction, alterations or installations on or in connec-tion with said property which has not been complied with. The continued use, occupancy and operation of the Stores and the Shopping Centers as currently used, occupied and operated, do not constitute a non-conforming use under any law. Neither Seller nor Shareholder has any knowledge of any pending or anticipated change in any real property law which could have a material adverse effect upon ownership, alteration, use,occupancy or operation of the Stores or the Shopping Centers or any portion thereof. Neither Seller nor Shareholder is a party to any dispute with any governmental authority having jurisdiction over any of the Stores regarding the application of any real property law to such property.

               6.1.10.2 All certificates of occupancy, permits, licenses, franchises, approvals and other authorizations of all governmental authorities having jurisdiction over the Stores, and from all insurance companies and fire rating or other similar boards and organizations, required to have been issued to Seller or the lessors under the Store Leases to enable the Stores to be lawfully occupied and used for all of the purposes for which they are occupied and used (collectively, the "Occupancy Certificates and Permits") have been lawfully issued and are in full force and effect as of the date hereof. Neither Seller nor Shareholder has received or been informed by any third party of the receipt by it of any notice from any governmental authority having jurisdiction over the Stores or any applicable insurance companies and/or fire rating or similar boards or organiza-tions threatening a suspension, revocation, modification or cancellation of any Occupancy Certificates and Permits and to the best of the knowledge of Seller and Shareholder (after due investigation) there is no basis for the issuance of any such notice or the taking of any such action.

               6.1.10.3 The Stores are not in violation of any federal, state or local law, ordinance or regulation in regard to industrial hygiene or occupational safety or to the environmental conditions on, under, above or about the Stores, the Store Real Property or the Shopping Centers, including, without limitation, soil and ground water conditions. Except as described on Schedule 6.1.10.3 attached hereto, Seller and Shareholder have not and no third party has, used, generated, manufactured, stored or disposed of on, under, above, or about the Stores, the Store Real Property, or the Shopping Centers, or transported to or from the Stores and said real property, any Polluting Substances, other than in compliance with all applicable federal, state and local laws, ordinances and regulations and there are no Polluting Substances located in, on or under the Stores, the Store Real Property or the Shopping Centers except as otherwise permitted in compliance with applicable federal, state and local laws, ordinances and regulations.

               6.1.10.4 To the best knowledge of Seller and Shareholder (after due investigation) none of the Stores suffers from "sick building" syndrome and to the best knowledge of Seller and Shareholder (after due investiga-tion), no employee or other third party has claimed to have suffered from "sick building" syndrome as a result of having been in any of the Stores.

          6.1.11    Inventory.  Each item of Inventory is unused
(except for non-promotional play copies and the Rental Items).

          6.1.12 Offices and Places of Business. Since its incorporation Seller has not established any offices or places of business outside of the States of Utah and Montana and has not done business under any name other than "Pegasus Music and Video", "Pegasus Records and Tapes" or "Pegasus"; and Schedule
1.2.5 attached hereto, sets forth all Store Service Marks. For purposes of applicable bulk transfer law, Seller's chief execu-tive office is in the State of Utah.

          6.1.13 Employee Obligations. As of the Closing Date and each Delayed Closing Date, Seller will not be in breach of or default under any undertakings or obligations, including, without limitation, the salaries and other payments (including, without limitation, severance pay, vacation pay, sick pay, back pay, health insurance, worker's compensation and other benefits) due to or for the account of Seller's employees and agents pursuant to any oral, written or implied contracts or otherwise.

          6.1.14 Labor Agreements. There are no union, labor or collective bargaining agreements or contracts, whether oral, written or implied, pertaining to or affecting the business of Seller or any employment agreements, written or (to the best knowledge of Seller and Shareholder (after due investigation)) oral, with any employee of Seller or of any other persons or entities performing services in connection with the operation or maintenance of the Transferred Assets. To the best knowledge of Seller and Shareholder (after due investigation), there is no labor organization which has the right to, or claims to have the right to, represent any employee of Seller or any other person performing services in connection with the operation or mainte-nance of the Transferred Assets. Seller has heretofore or concurrently herewith delivered to Purchaser true and complete copies of its credit policies and credit data with respect to its customers and all of its employee manuals, handbooks, policies and benefits. All such policies are in full force and effect, have not been amended or modified in any respect whatsoever, and have been followed in all material respects by Seller. Since the commencement of operations of Seller there has not been any strike, work stoppage, interruption, slow-down or other occur-rence, event or similar labor disturbance in connection with the operation of Seller's business, and, to the best knowledge of Seller and Shareholder (after due investigation), no strike, work stoppage, interruption, slow-down or other such occurrence, event, condition, or disturbance is threatened.

          6.1.15 ERISA. Except as described on Schedule 6.1.15, Seller is not a party to, nor is required to make employer contributions to, any "employee pension benefit plan" (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) or any other pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospi-talization, medical insurance, life insurance or other employee benefit plan, agreement, arrangement or understanding maintained for the benefit of employees involved in the management or operation of its business.

          6.1.16    Employee Claims.  Except as described on
Schedule 6.1.16 attached hereto, neither Seller nor Shareholder has received written notice of any workers' compensation, unemployment, discrimination or overtime claim; Seller is not in violation or alleged violation, and neither Seller nor Share-holder has received any written notice of any alleged violation, committed any act or omitted to perform any act which upon the passage of time will cause Seller to be in violation of, any applicable federal, state, local or foreign law, ordinance, regulation, order, judgment, injunction, award, decree, license, permit, authorization or other requirement of any governmental or regulatory body, law enforcement agency or organization, court or arbitrator, including, without limitation, any federal, state or local laws, ordinances, regulations or requirements relating to the pollution or protection of the environment.

          6.1.17 Accuracy and Completeness of Documents. The copies of the Store Leases, the Computer Leases, the Store Contracts, the Occupancy Certificates and Permits, the Schedule of Original Costs, the Inventory Certificate, the Schedule of Gift Certificates and Merchandise Credits, the Revenue Schedule and all financial statements and other financial information of Seller provided to Purchaser or the Auditors, as the case may be, are (or when delivered will be) true, correct, complete and accurate. None of the Store Leases, Computer Leases, Store Contracts or Occupancy Certificates and Permits have been amended (except pursuant to amendments, copies of which have been delivered to Purchaser), or revoked and they represent binding and enforceable agreements against the parties thereto.

          6.1.18 Gift Certificates and Merchandise Credits. As of the Closing Date or the applicable Delayed Closing Date, all Gift Certificates and Merchandise Credits will have been issued by Seller consistent with Seller's past practices and in the ordinary course of its business.

          6.1.19 Fiscal Year of Seller. Seller's fiscal year ends December 31.

          6.1.20 Claims Against Health Insurance Plans. For the period commencing on January 1, 1993 through the Closing Date, there have been no "major claims" filed against Seller's health insurance plans. As used herein the term "major claims" shall mean a claim or series of related claims exceeding $5,000. To the best knowledge of Seller and Shareholder (after due investigation), during the twelve month period immediately preceding the Closing there has not been any major illnesses for which claims have been made against Seller's health insurance plans, such illnesses to include, without limitation, heart disease, kidney disease, AIDS and cancer.

          6.1.21 Hart-Scott-Rodino Compliance. Neither Seller nor any Affiliate of Seller has sold since February 1, 1993 any assets to Purchaser, Merrill Lynch Capital Partners, Inc. ("Merrill Partners"), Merrill Lynch & Co., Inc. ("Merrill Lynch") or any Affiliate of Purchaser, Merrill Partners or Merrill Lynch.

Since February 1, 1993 neither Seller nor any of its Affiliates has bought and/or sold any securities utilizing the brokerage services of Merrill Lynch or any Affiliate of Merrill Lynch. Seller is not an Affiliate of The Record Shop, Inc., a Minnesota corporation, Mary Ann Levitt and/or Mort Gerber. For purposes of this Section 6.1.21, the term "Affiliate" means any corporation, partnership, trust, association, other entity or natural person who, directly or indirectly, controls, is controlled by or is under common control with any other corporation, partnership, trust, association, other entity or natural person.

          6.1.22 Absence of Change. As of the Closing Date and each Delayed Closing Date, no event has occurred or failed to occur subsequent to Purchaser's inspection of the Transferred Assets and the Stores which has materially and adversely affected any of the Transferred Assets or the Stores exclusive of changes in industry and general economic conditions.

          6.1.23 Misstatement or Omission of Material Facts. No representation or warranty by Seller or Shareholder in this Agreement or in any document, agreement, instrument, certificate, exhibit or schedule attached hereto or delivered pursuant hereto contains any untrue statement of a material fact or omits to state any facts necessary to make the statements or facts contained herein or therein not misleading.

     6.2 Purchaser Represents, Warrants and Covenants to Seller that:

          6.2.1     Absence of Conflicts.  Except as disclosed on
Schedule 6.2 attached hereto, the execution and delivery of this Agreement, the Service Mark License, the New Leases and any Management Agreement by Purchaser and the consummation of the transactions contemplated hereby to be performed by Purchaser (i) do not and will not result in the breach of any of the terms or conditions of, or constitute a default under, any contract, agreement, lease, commitment, indenture, mortgage, note, security interest, bond, license, pledge, encumbrance, lien, claim, charge, right, option or other instrument or obligation to which Purchaser is now a party; (ii) to the best knowledge of Purchaser (after due investigation), do not and will not violate any law, statute, ordinance, rule or regulation of any administrative agency or governmental body to which Purchaser is subject, or any order, writ, injunction, judgment or decree of any court, admini-strative agency or governmental body binding upon Purchaser, or any decision or finding of any arbitration panel binding upon Purchaser; (iii) do not require the consent, authorization or approval of any third person or administrative agency or govern-mental body to which Purchaser is subject.

          6.2.2 Corporate Existence and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to transact business in the State of California and has full corporate power and authority to own its assets and to carry on its business as it is now being conducted. This Agreement will have been duly executed and delivered by Purchaser and will constitute its valid and legally binding agreement and obligation prior to the Closing, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity). This Agreement, the New Leases, the Service Mark License and any Management Agreements and their performance by Purchaser will have been duly authorized by all requisite corporate action of Purchaser prior to the Closing. Purchaser has the full power, right, legal capacity and will have prior to the Closing authority to make, execute and deliver this Agree-ment, the Service Mark License and any Management Agreements and to perform their obligations hereunder.

          6.2.3     Misstatement or Omission of Material Fact.
No representation or warranty by Purchaser in this Agreement or in any document, agreement, instrument, certificate, exhibit or schedule delivered pursuant hereto contains any untrue statement of a material fact or omits to state any facts necessary to make the statements or facts contained herein or therein not mis-leading.

     6.3  Accuracy on Closing Date and each Delayed Closing Date.

Each of the representations and warranties by Purchaser, Seller and Shareholder set forth in this Agreement and in any document, agreement, instrument, certificate, exhibit or schedule referred to herein or delivered pursuant hereto shall be deemed renewed and made again at the Closing and each Delayed Closing (if appli-cable to the Transferred Assets which are the subject of such Delayed Closing) as if made at such times, and shall survive the Closing and each Delayed Closing and any investigation conducted by or on behalf of the parties hereto whether before or after the Closing Date or each Delayed Closing Date, including, but not limited to, the investigations and audits contemplated by Section 7 hereof.


7.   ADDITIONAL COVENANTS.

     7.1  Purchaser's Due Diligence Investigation.

          7.1.1 Seller acknowledges that Purchaser has conducted, and intends to conduct, at Purchaser's expense, investigations concerning Seller and its assets, liabilities, financial condition, business and affairs, the Transferred Assets and all other matters reasonably related to the transactions contemplated by this Agreement, including, without limitation,
(i) one or more physical inspections of the Stores, F, F & E, Computer Equipment and Inventory, (ii) a review of all books, records, financial statements, agreements, documents and other materials and information reasonably related to the transactions contemplated by this Agreement, including, without limitation, all Store Leases, the Computer Leases, Store Contracts and the St. George Sublease (collectively, the "Due Diligence Materi-als"), (iii) an environmental audit of the Stores and the Store Real Property regarding the presence of unlawful hazardous materials under or within the Stores, the Store Real Property or the common areas of the Shopping Centers (to the extent permitted by the Store Leases), (iv) an environmental audit of the Stores and the Store Real Property regarding the presence of asbestos under or within the Stores, the Store Real Property or the common areas of the Shopping Centers (to the extent permitted by the Store Leases), (v) a determination that Purchaser will not have any "successor liability" for any debts, obligations and liabili-ties of Seller (other than the Assumed Obligations) and (vi) a review of all of "Seller's Schedules" (as hereafter defined) (collectively, the "Due Diligence Investigation").

          7.1.2 Prior to Closing, and thereafter with respect to any of the Transferred Assets the sale of which is consummated at a Delayed Closing, Seller agrees to cooperate fully with all such investigations conducted by or on behalf of Purchaser hereunder, and shall provide Purchaser and its authorized representatives with reasonable access (a) to all Stores, Store Real Property, Computer Equipment, F, F & E and Inventory, (b) to all Due Diligence Materials, and (c) to all employees, agents, attorneys and current and former accountants of Seller. Seller shall furnish to Purchaser such financial information, operating data and other information concerning Seller's operations as Purchaser may reasonably request from time to time. Purchaser shall complete its Due Diligence Investigation as soon as reasonably practical, provided, however, Seller acknowledges that certain aspects of the Due Diligence Investigation, including (without limitation) all environmental audits conducted pursuant to this Section 7.1 and review and examination of the books and records of Seller may not be completed prior to the Closing. Notwithstanding the foregoing to the contrary, with respect to any of the Transferred Assets not transferred to Purchaser at the Closing, Purchaser may conduct further Due Diligence Investiga-tions prior to the applicable Delayed Closing at which said Transferred Assets are transferred to Purchaser.

          7.1.3 After the Closing and each applicable Delayed Closing, Purchaser may conduct an audit of the Revenue Schedule, the Schedule of Original Costs and the Schedule of Gift Certifi-cates and Merchandise Credits and of Seller's books and records to determine the amount of Other Inventory. Seller agrees to fully cooperate with Purchaser and its authorized representatives in connection with such audits and to give Purchaser and its representatives reasonable access to all of the books and records of Seller in order to permit Purchaser to conduct such audits.

     7.2  Store Leasehold Consents.

          7.2.1 Seller shall take all actions reasonably necessary to obtain the Store Leasehold Consents from each of the lessors under the Store Leases other than the Store Leases for the Affiliated Stores in substantially the form attached hereto as Exhibit A; provided, however, that (a) obtaining the Store Leasehold Consents in the attached form shall not be a condition to the Closing or any Delayed Closing and Purchaser shall be obligated to purchase any Store Leasehold Interest for a Store Lease other than a Store Lease for an Affiliated Store, and any Inventory (to the extent not previously transferred to Purchas-er), F, F & E, Computer Leases, Store Contracts or Plans related to, or located in, said Store subject to such Store Leasehold Interest, in the event that (i) the applicable lessor executes and delivers a Store Leasehold Consent containing all of the applicable Essential Provisions in accordance with Section
2.5.1.1 hereof and which Store Leasehold Consent does not require as a condition of obtaining lessor's consent to the transfer of said Store Leasehold Interest, Purchaser's agreement either to relocate the Store or expand or reduce the size of the Store or both, and (ii) Purchaser would otherwise be required to purchase the applicable Store Leasehold Consent pursuant to the terms of this Agreement, and (b) Seller shall not be required to commence litigation in order to obtain such Store Leasehold Consents. Purchaser may also attempt to renegotiate the Store Leases with the various lessors thereunder and Seller agrees to cooperate with Purchaser in requesting such changes; provided, however, that this transaction is only contingent on Purchaser renegoti-ating the terms of the Store Leases other than the Store Leases for the Affiliated Stores, with respect to the Essential Provisions and Purchaser shall not condition its request for consent to assignment of a Store Lease on any terms which are not Essential Provisions or communicate to any lessor that this transaction is contingent on lessor's agreement to renegotiate its Store Lease with respect to any terms which are not Essential Provisions. Notwithstanding the foregoing, the parties acknowledge and agree that Purchaser may attempt to obtain the Store Leasehold Consents as well as non-disturbance agreements from the lessors' secured lenders on behalf of Seller (provided that obtaining any or all of said non-disturbance agreements shall not be a condition of the Closing or any Delayed Closing) by delivering a letter to the relevant lessor requesting the Store Leasehold Consents (and any changes or modifications to the Store Lease which Purchaser may desire) and the non-disturbance agreements; provided, however, that Seller shall approve all correspondence and written materials transmitted by Purchaser to the lessors before the same are transmitted, such approval not to be unreasonably withheld or delayed. Purchaser agrees to provide Seller with at least 48 hours notice prior to Purchaser's initial meeting with any lessor (other than KSG) in connection with the negotiation of any Store Leasehold Consent in order to provide Seller with the opportunity to participate in such meeting. Purchaser shall be under no obligation to give Seller any notice of any subsequent meetings with said lessors. Purchaser shall act reasonably and professionally in its written and oral communications with all lessors and in a manner designed to secure the lessor's consent to this transaction. Purchaser also agrees to pay all of the costs of the lessors under the Store Leases for the Stores other than the Affiliated Stores in connection with obtaining the Store Leasehold Consents (the "Lessor Costs") and renegotiate the Store Leases, provided that the Lessor Costs in connection with obtaining the Store Leasehold Consents shall not exceed $1,000 for any Store or $7,000 in the aggregate. In the event that in connection with obtaining any Store Leasehold Consents, the Lessor Costs exceeds $1,000 (or exceeds $7,000 in the aggregate) and Purchaser elects not to pay the additional cost, the related Store Leasehold Interest shall not be deemed to be included within the Transferred Assets (resulting in an appropriate reduction in the Transferred Assets Purchase Price) unless Seller elects to pay, and in fact pays, all Lessor Costs with respect to such Store Leasehold Consents in excess of $1,000 per Store Lease (or in excess of $7,000 in the aggregate). Notwithstanding anything in this Section 7.2.1 to the contrary and for the avoidance of doubt Purchaser shall have no obligation to purchase any Store Leasehold Interest for an Affiliated Store and the related Inventory, F, F & E, Computer Leases, Store Contracts or Plans unless all of the conditions set forth in Section 4.11 regarding the New Leases and the Termina-tion Agreements are satisfied or waived by Purchaser in writing.

          7.2.2 In the event that a lessor of any of the Store Leasehold Interest requires as a condition to its consent to the transfer of said Store Leasehold Interest or its grant of an Extension that Purchaser agree to either relocate the Store which pertains to such Store Leasehold Interest or expand or reduce such Store or both, Purchaser shall not be obligated to purchase such Store Leasehold Interest (and the F, F & E, Inventory, Computer Leases, Store Contracts and Plans located in or pertaining to the Store which is the subject of such Store Leasehold Interest) or accept and pay for the Extension at the original price calculated in accordance with this Agreement. In such event, Purchaser shall make a written offer to Seller to purchase such Store Leasehold Interests (and the F, F & E, Inventory, Computer Leases, Store Contracts and Plans located in or pertaining to the Store which is the subject of such Store Leasehold Interest) or accept and pay for the Extension at a reduced price to be determined by Purchaser in its sole and absolute discretion. In the event Seller elects not to accept Purchaser's offer at such reduced price, Purchaser shall have no obligation to purchase said assets or accept and pay for said Extension.

     7.3 Consents to Assignment of Computer Leases and Store Contracts. Seller shall take all actions reasonably necessary to obtain from each of the other parties to the Computer Leases and the Store Contracts (i) the consents to the assignment of all Computer Leases and Store Contracts to Purchaser and (ii) estoppel certificates, dated the Closing Date, in substantially the forms attached hereto as Exhibits J and K; provided, however, that Seller shall not be required to commence litigation in order to obtain such documents.

     7.4 Tax Liability Releases. Seller will cooperate fully with Purchaser as reasonably requested by Purchaser in connection with obtaining all relevant releases from appropriate federal, state, local and/or municipal taxing authorities whereby Purchas-er is released from any and all liability for unpaid Current Property Taxes, Sales Taxes and Payroll Taxes (collectively, the "Tax Liability Releases").

     7.5 Operation of Seller's Business. Without prior written consent of Purchaser, Seller shall not sell, lease, abandon, assign, transfer, license, use or otherwise dispose of any item of the Transferred Assets; or enter into any contracts, agree-ments, understanding or transaction other than in the ordinary course of Seller's business; or commit any act which would result in the failure or breach of Seller's or Shareholder's representa-tions and warranties made herein, or which would render any of them untrue, or which would or may diminish the value of the Transferred Assets to Purchaser. Without limiting the generality of the foregoing, Seller shall not amend, modify, supplement, terminate or rescind any of the Store Leases, Computer Leases or Store Contracts, without the prior written consent of Purchaser except as expressly provided herein to the contrary. Notwith-standing the foregoing, Purchaser hereby consents to the sale by Seller prior to the Closing of all or a portion of the Inventory for Seller's account prior to the Closing in the ordinary course of business of Seller.

     7.6 Maintenance of Transferred Assets. Seller shall keep and maintain in operating condition, substantially equivalent to the condition existing on the date of this Agreement, the Stores and each item of F, F & E, Computer Equipment and Inventory, reasonable wear and tear excepted.

     7.7  Seller's Employees.

          7.7.1 Seller shall use reasonable efforts to keep available to Purchaser the services of Seller's Store and field operation personnel (although nothing herein shall be deemed to require or obligate Purchaser to employ or retain any such employees), and to preserve for Purchaser the goodwill of customers, clients and all others having business relations with Seller.

          7.7.2 Seller shall make available to Purchaser true and complete copies of (i) all of Seller's employee books and records (subject to the prior written consent of the affected employee) as soon as practical after Purchaser's reasonable request, and (ii) all of Seller's books and records relevant to any claim, suit or proceeding against Purchaser threatened, commenced, made or brought by any third party in connection with or arising out of the operation of the Stores or the Transferred Assets as soon as practicable after Purchaser's request therefor.

          7.7.3 Seller shall not enter into any union, labor or collective bargaining agreement or contract or employment contract pertaining to or affecting any of the Transferred Assets or the conduct of business of Seller as presently being con-ducted, whether or not with a union or other bargaining agent representing employees of Seller or with an employee directly. Seller shall be solely responsible for and shall pay to its employees all accrued salaries, severance pay, vacation pay, sick pay, back pay and other benefits and compensation accrued through or owing as of the Closing and each Delayed Closing.

          7.7.4 Immediately prior to the Closing, Seller shall terminate all Store employees working in Stores, the possession of which is delivered to Purchaser on the Closing Date. Immediately prior to any Delayed Closing, Seller shall terminate all Store Employees working in Stores, the possession of which is delivered to Purchaser on the applicable Delayed Closing Date.

          7.7.5 Seller hereby agrees to offer to all of its employees and former employees, for the maximum period required by "COBRA" (as defined below), all benefits which an individual would be entitled to receive if such individual was a qualified beneficiary under or an employee covered by the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

     7.8 Maintenance of Insurance. Seller shall continue to maintain in full force and effect all policies of insurance now in effect or renewals or appropriate replacements thereof, and shall give all notices and present all claims under all policies of insurance in due and timely fashion until the Closing. After the Closing Seller shall maintain all general liability and products liability policies, which Seller currently has, until September 1, 1994.

     7.9 Maintenance of Books and Records. Both prior to and for the five years after the Closing, Seller (or Shareholder in the event that Seller has been dissolved) shall keep and shall make available to Purchaser for inspection and copying upon reasonable notice all of its books and records and the materials referred to in Sections 7.1 and 7.2. For the avoidance of doubt, after the Closing Seller shall permit Purchaser and Purchaser's accountants and attorneys reasonable access to all books and records of Seller for the purpose of preparing any financial statements and information which may be required under applicable laws, rules or regulations, including, without limitation, all federal and state securities laws and all rules and regulations which may be promulgated from time to time by the SEC or any state agency or authority having jurisdiction over Purchaser and its affiliates, which financial statements and information may be filed with the SEC or any other federal and state agency or authority or otherwise disseminated to the public. Purchaser may also file with the SEC or other federal and state agency or authority or otherwise disseminate to the public any of Seller's audited financial statements upon Purchaser's obtaining the consent of the auditors who rendered the opinion in connection with said financial statements and Seller will cooperate with Purchaser in seeking to obtain said auditor's consent. Seller will also cooperate with Purchaser, at Purchaser's expense, in connection with the preparation of all of said financial state-ments and information.

     7.10 Payment of Taxes. Seller shall duly and timely file all tax returns required to be filed by it and will promptly pay all taxes, assessments and governmental charges which shall be due and payable; Seller shall not enter into any agreement, waiver or arrangement providing for an extension of time with respect to the filing of any tax return or the payment or assess-ment of any tax, governmental charge or deficiency; and Seller shall withhold from each payment to each of its employees the amount of all taxes or other sums (including, but not limited to, United States federal income taxes and any applicable state or local income taxes or federal Insurance Contribution Act taxes) required to be withheld therefrom and will pay the same to the proper tax-receiving officers prior to their respective due dates.

     7.11 Compliance with Bulk Transfer Laws.  Purchaser and
Seller agree to cooperate fully with the other party in connec-tion with the compliance with all applicable bulk transfer laws of the States of Utah and Montana.

     7.12 Removal of Certain Inventory. Within 14 days after the later of the date on which Purchaser and Seller agree in writing as to the character of such Inventory as Current Catalog Inven-tory, Non-Returnable Inventory or Other Inventory or the date on which the Arbitrator issues his or her decision in connection therewith, Seller shall remove, at its sole cost and expense, all Non-Returnable Inventory and Other Inventory not purchased by Purchaser pursuant to the terms of this Agreement from all Stores (other than those Stores which Seller will continue to operate after the Closing or applicable Delayed Closing) and all other assets located in said Stores that do not constitute Transferred Assets. All Non-Returnable Inventory or Other Inventory and other assets not purchased pursuant to the terms of this Agree-ment and not removed by Seller from the Stores (other than those Stores which Seller will continue to operate after the Closing or applicable Delayed Closing) within said 14-day period shall be deemed sold to Purchaser for no additional consideration.

     7.13 Repair of Damaged Transferred Assets. If any item of the Transferred Assets (other than items of Inventory) shall be lost, sold or otherwise disposed of, damaged (ordinary wear and tear excepted) or stolen prior to the Closing, Seller shall repair or replace the same to the satisfaction of Purchaser (with repairs or replacements of equal quality to the item in its condition as of the date of this Agreement) prior to the Closing or delete the same from the Transferred Assets with an appropri-ate reduction in the Transferred Assets Purchase Price to be agreed upon by Purchaser and Seller.

     7.14 Inventory Audit. Seller agrees that not later than 5:00 p.m. (local time) on the day before the Closing Date or applicable Delayed Closing Date, Seller shall close all Stores, possession of which are being transferred to Purchaser at the Closing or applicable Delayed Closing, in order to conduct the audit of the Inventory located therein contemplated by this Agreement. Within two days after the Inventory Auditor's completion of said audit, Seller shall deliver to Purchaser the applicable Schedule of Original Costs.

     7.15 Gift Certificates and Merchandise Credits.

          7.15.1 From and after the Closing, Purchaser shall only issue gift certificates and merchandise credits and deposits accepted for special orders on forms which clearly and unambi-guously state that they have not been issued by any Store, possession of which at the time of the issuance of such gift certificate or merchandise credit or deposit has been previously delivered to Purchaser. Purchaser shall have the right to approve, which approval shall not be unreasonably withheld, the form of all gift certificates and merchandise credits and deposits issued by Seller after the Closing in order to insure Seller's performance with the terms of this Section.

          7.15.2 In the event that Seller continues after the Closing to own and operate any of the Retained Stores, Purchaser shall honor all of the Gift Certificates and Merchan-dise Credits (the "Seller Gift Certificates and Merchandise Credits") issued by Seller at the Retained Stores during the Transition Period if during said period Seller continues to use any of the Store Service Marks and provided such Seller Gift Certificates and Merchandise Credits are issued by Seller in the ordinary course of its business and consistent with Seller's past practices. Seller shall honor any gift certificates and merchandise credits and deposits accepted for special orders issued by Purchaser from any of the Stores or any of Purchaser's other retail stores at which Purchaser is using any of the Store Service Marks (the "Purchaser Gift Certificates and Merchandise Credits") provided such Purchaser Gift Certificates and Merchan-dise Credits are issued by Purchaser in the ordinary course of its business and consistent with past practices of Purchaser. No less frequently than once every thirty days after the Closing and at each of the Delayed Closings, Purchaser shall reimburse Seller the amount of any of the Purchaser Gift Certificates and Merchan-dise Credits honored by Seller against delivery to Purchaser of the original Purchaser Gift Certificates and Merchandise Credits so honored and Seller shall reimburse to Purchaser the amount of the Seller Gift Certificates and Merchandise Credits honored by Purchaser against delivery to Seller of the original Seller Gift Certificates and Merchandise Credits so honored. Seller agrees that during the Transition Period it will give merchandise credits or exchanges at all Retained Stores at which it is using any of the Store Service Marks, for any merchandise sold after the Closing at retail to the public by Purchaser at any of the Stores or any of Purchaser's other retail stores at which it is using any of the Store Service Marks, in accordance with Purchas-er's past practices and in the ordinary course of Purchaser's business which is defective, such merchandise credits and exchanges to be given in accordance with Seller's usual policies in connection therewith which Seller may from time to time, in its sole and absolute discretion, change, amend or modify.

     7.16 Operation of Stores by Seller using the Store Service Marks. From and after the Closing Seller shall take all steps reasonably requested by Purchaser to notify all current and future creditors of Seller and creditors of all assignees of Seller (collectively, the "Seller's Assignees"), other than Purchaser, and to notify the general public that Seller and the Seller's Assignees are not affiliated in any way with Purchaser notwithstanding the fact that Purchaser, Seller and the Seller's Assignees are concurrently using some or all of the Store Service Marks.

     7.17 Management Agreements. With respect to up to seven of the Store Leases (other than Store Leases pertaining to the Affiliated Stores), in the event Seller is unable to deliver at the Closing the requisite Store Leasehold Consents, Purchaser and Seller shall mutually determine which of said Stores, if any, will be the subject of a Management Agreement, in which event Purchaser and Seller will jointly prepare Schedule 4.7. In the event the parties do not mutually agree on the Stores, if any, which will be the subject of Management Agreements, Seller may at its election continue to operate said Stores as Retained Stores.

     7.18 KSG. Shareholder agrees to cause KSG to enter into the Lease Termination Agreements and the New Leases.


8.   INDEMNIFICATION OF PURCHASER.

     8.1 Notwithstanding the Closing, and regardless of any investigation at any time made by or on behalf of Purchaser or of any knowledge or information that Purchaser may have, Seller and Shareholder jointly and severally agree to, and hereby do, fully indemnify, defend and save and hold Purchaser harmless at all times in the event that Purchaser shall at any time or from time to time suffer any damage, liability, loss, cost, expense, claim, settlement or causes of action (including all reasonable attor-neys' fees) arising out of, resulting from or in connection with, or shall pay or become obligated to pay any sum on account of, any and every "Event of Purchaser Indemnification." As used herein, an "Event of Purchaser Indemnification" shall mean any one or more of the following: (i) any untruth or any inaccuracy in any representation of Seller or Shareholder or the breach of any warranty of Seller or Shareholder; (ii) the breach of any other term, provision, covenant or agreement on the part of Seller or Shareholder to be performed or observed hereunder;
(iii) any other misrepresentation by Seller or Shareholder in, or omission by Seller or Shareholder from, any statement, certifi-cate, schedule, exhibit or other document furnished pursuant to this Agreement by Seller or Shareholder, an officer of Seller or other authorized agent of Seller or Shareholder; (iv) any and all debts, liabilities and obligations of Seller (whether matured, unmatured, contingent or otherwise and whether or not subsequent-ly discharged in any bankruptcy case or proceeding or otherwise) which do not constitute an "Assumed Obligation," including, without limitation, any debts, liabilities or obligations of Seller arising or accruing as a result of the ownership or operation of Seller's business, or under or in connection with any of the Store Leases, Computer Leases or Store Contracts prior to the Closing or the applicable Delayed Closing, whether or not known by Purchaser, Seller, Shareholder or any third party on the Closing Date or the applicable Delayed Closing Date including, without limitation, any debts, liabilities or obligations (whether matured, unmatured, contingent or otherwise and whether or not subsequently discharged in any bankruptcy case or proceed-ing or otherwise) resulting from or arising in connection with
(a) Seller entering into the Store Leases, Computer Leases and Store Contracts including, without limitation, any default under or breach of any of the Store Leases, Computer Leases or Store Contracts, whether or not known on the Closing Date or the appli-cable Delayed Closing Date to Purchaser, Seller or Shareholder or the other parties to such leases or contracts, or (b) any act or omission of Seller or Shareholder including, but not limited to, all acts or omissions which constitute a default under or breach of any of the Store Leases, Computer Leases or Store Contracts;
(v) any liability, loss, cost, expense, claim, settlement, payment or obligation to pay arising out of, resulting from or in connection with the Existing Litigation; (vi) any liability, loss, cost, expense, claim, or obligation arising out of, resulting from or in connection with the failure by Seller to comply with any fraudulent conveyance or transfer, bulk transfer laws or statutes or other laws or statutes intended to protect the rights of creditors of Seller, including, without limitation, the bulk transfer laws of the States of Montana and Utah; (vii) any liability, loss, cost, expense, claim or obligation to pay arising out of, resulting from or in connection with any claim by a lessor under any Store Lease subject to a Management Agreement or other party to a Computer Lease or Store Contract subject to a Management Agreement resulting from Seller's failure to obtain all applicable consents to Purchaser and Seller entering into said Management Agreement; (viii) any liability, loss, cost, expense, claim or obligation to pay arising out of, resulting from or in connection with Seller's business which it continues to conduct after the Closing or the applicable Delayed Closing at any of the Retained Stores or otherwise; (ix) any liability, loss, cost, expense or obligation to pay arising out of, result-ing from or in any way connected with any Seller's Assignee (other than Purchaser); (x) any liability, loss, cost, expense or obligation to pay arising out of, resulting from or in any way connected with Purchaser being deemed to be the "successor" of Seller with respect to any acts or omissions of Seller arising prior to or after the Closing or the applicable Delayed Closing or with respect to any obligations, debts or liabilities of Seller; (xi) any liability, loss, cost, expense or obligation to pay arising out of, resulting from or in any way connected with Seller continuing to the use of any of the Store Service Marks after the Closing; (xii) any liability, loss, cost, expense or obligation to pay arising out of, resulting from or in any way connected with Seller being in default under or breach of any of the Store Leases or any other agreement or contract of which it is a party as a result of Seller's ceasing to use any of the Store Service Marks after the Closing; and/or (xiii) the presence or migration of any Polluting Substances in, on, into, under or from the Stores or in, on, into or from the Real Property or the Shopping Centers or any real property adjacent thereto before the Closing or applicable Delayed Closing.

     8.2 Whenever any claim shall arise for indemnification pursuant to Section 8.1, Purchaser shall promptly notify Seller and Shareholder of the claim and, when known, the facts consti-tuting the basis for such claim, provided that failure of Purchaser to provide Seller and Shareholder with such notice shall not excuse or affect Seller's and Shareholder's indemnifi-cation obligations under Section 8.1 unless the failure to provide such notice shall actually prejudice Seller and/or Shareholder. In the event Seller and Shareholder shall become obligated to Purchaser pursuant to Section 8.1, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which Seller and Shareholder may become obligated to Purchaser thereunder, Seller and Shareholder shall have the right to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding by one or more counsel reasonably acceptable to Purchaser. In the event Seller and Shareholder so elect to defend or contest, Purchaser shall have the right, at its expense, to participate in such defense, but such defense shall at all times be conducted by and under the control of Seller and Shareholder and their counsel. In the event that Seller and Shareholder elect not to defend, contest or otherwise protect against any action, investigation, claim or proceeding, Purchaser shall have the right, at Seller's and Shareholder's expense, to pursue any such defense, contest or protection.


9.   INDEMNIFICATION OF SELLER.

     9.1 Notwithstanding the Closing, and regardless of any investigation at any time made by or on behalf of Seller or of any knowledge or information that Seller may have, Purchaser agrees to, and hereby does, fully indemnify, defend and save and hold Seller harmless at all times in the event that Seller shall at any time or from time to time suffer any damage, liability, loss, cost, expense, claim, settlement or causes of action (including all reasonable attorneys' fees) arising out of, resulting from or in connection with, or shall pay or become obligated to pay any sum on account of any and every "Event of Seller Indemnification." As used herein "Event of Seller Indemnification" shall mean any one or more of the following: (i) any untruth or inaccuracy in any representation of Purchaser or the breach of any warranty of Purchaser; (ii) the breach of any other term, provision, covenant or agreement on the part of Purchaser to be performed or observed hereunder; (iii) any other misrepresentation by Purchaser in, or omission by Purchaser from, any statements, certificate, schedule, exhibit or other document furnished pursuant to this Agreement by Purchaser or an officer or other authorized agent of Purchaser; (iv) Purchaser's operation of the Stores on and after the Closing, provided that any such Event of Seller Indemnification is not and is not attributable to an Event of Purchaser Indemnification or any actions taken by the lessor under any Store Lease subject to a Management Agreement or any other party to a Computer Lease or Store Contract subject to a Management Agreement which actions are taken as a result or Seller's failure to obtain all appli-cable consents to Purchaser and Seller entering into said Management Agreement.

     9.2 Whenever any claim shall arise for indemnification pursuant to Section 9.1, Seller shall promptly notify Purchaser of the claim and, when known, the facts constituting the basis for such claim, provided that failure of Seller to provide Purchaser with such notice shall not excuse or affect Purchaser's indemnification obligations under Section 9.1 unless the failure to provide such notice shall actually prejudice Purchaser. In the event Purchaser shall become obligated to Seller pursuant to
Section 9.1, or in the event that any suit, action, investiga-tion, claim or proceeding is begun, made or instituted as a result of which Purchaser may become obligated to Seller there-under, Purchaser shall have the right to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding by one or more counsel of its choice reason-ably acceptable to Seller. If Purchaser so elects to defend or contest, Seller shall have the right, at its expense, to partici-pate in such defense, but such defense shall at all times be conducted by and under the control of Purchaser and its counsel, and Seller shall be fully bound by the results thereof. In the event Purchaser elects not to defend, contest or otherwise protest against any such suit, investigation, claim or proceed-ing, Seller shall have the right, at Purchaser's expense, to pursue any such defense, contest or protection.


10.  BROKERS.

     10.1 Representation by Purchaser. Purchaser represents and warrants to Seller that it has not engaged the services of a broker or finder in connection with this Agreement or the trans-actions contemplated herein.

     10.2 Representation by Seller. Seller represents and warrants to Purchaser that it has not engaged the services of a broker or finder in connection with this Agreement or the trans-actions contemplated herein.


11.  NOTICES.

     All notices, statements or other documents which any party shall be required or shall desire to give to the other hereunder shall be in writing and shall be given by said party only by telecopier, or by courier or personal delivery or by addressing it as indicated below, and by depositing it certified first-class mail, postage prepaid, in the U.S. mail. The addresses of the parties shall be those of which the other party actually receives written notice pursuant to this Section 11, and until further notice:

If to Purchaser:              Wherehouse Entertainment, Inc.
                              19701 Hamilton Avenue
                              Torrance, CA 90502-1334
                              Facsimile: (310) 538-2583
                              Attention: Gregory A. Fisher,
                                         Vice President

With a copy to:               Mitchell, Silberberg & Knupp
                              11377 West Olympic Boulevard
                              Los Angeles, California 90064
                              Facsimile:  (310) 312-3787
                              Attention: Roy Shults, Esq.

If to Seller and/or
Shareholder:                  Pegasus Music and Video, Inc.
                              901 East Highway 193
                              Layton, Utah 84040
                              Facsimile:  (801) 771-0890
                              Attention: Kevin S. Garn,
                                         President

With a copy to:               Durbano & Associates
                              3340 Harrison Blvd., Suite 200
                              Ogden, Utah 84403
                              Facsimile:  (801) 399-3406
                              Attention: Douglas M. Durbano, Esq.

     Any such communications given by courier or personal delivery shall be deemed given when delivered if during normal business hours on a business day (or if not, the next business day after delivery); any such communications given by telecopier shall be deemed given when received if during normal business hours on a business day (or if not, the next business day after delivery) provided that such telecopy is legible and that at the time such telecopy is sent the sending party receives written confirmation of receipt and forwards a copy of the notice by courier or personal delivery or by mail; and any such communi-cations sent by certified first-class mail, postage prepaid shall be deemed given two business days after the date of mailing.

12.  ARBITRATION.

     12.1 To the extent permitted by applicable law, in the event any dispute arises between the parties under this Agreement, the parties hereto agree that arbitration shall constitute the exclusive remedy for the resolution of any such dispute or controversy. The arbitration proceedings shall be accomplished in accordance with the provisions of this Section 12.

     12.2 Except as expressly provided herein to the contrary, the arbitration proceeding shall be conducted under the Commer-cial Arbitration Rules of the American Arbitration Association in effect at the time a demand for arbitration is made. To the extent that there is any conflict between the rules of the American Arbitration Association and this Section 12, this
Section 12 shall govern and determine the rights of the parties hereto.

     12.3 The arbitration will take place in Salt Lake County, Utah before a single arbitrator selected as follows: Either party may request the American Arbitration Association to provide a list of proposed arbitrators, all of whom must be retired judges, but who may still be active in the practice of law. The parties hereto shall then take turns crossing off one name at a time from such list with the last remaining retired judge being appointed the arbitrator. The parties hereto shall select by lot which of them strikes the first name from the list of proposed arbitra-tors. If the person selected in this method to be the arbitrator declines or is otherwise unavailable to serve as the arbitrator of the dispute, the arbitrator shall be selected from the same list of proposed arbitrators selected in the reverse order to which those proposed arbitrators' names were struck from the list until one of such individuals selected to be the arbitrator accepts the appointment and is able to serve as the arbitrator.

     12.4 The arbitrator selected in the manner set forth in
Section 12.3 hereof (the "Arbitrator") shall be requested to honor the intention of the parties hereto to resolve the disputes quickly and inexpensively. All decisions shall be made with this intention in mind. Except as otherwise provided by applicable law, the decision of the Arbitrator, shall be exclusive, final and binding on all parties, their successors and assigns as applicable.

     12.5 Except as expressly set forth in this Agreement the Arbitrator shall determine the manner in which the arbitration proceeding is conducted, including the time and place of all hearings, the order or presentation of evidence and all of the questions that arise with respect to the arbitration proceeding.

     12.6 The Arbitrator shall be required to determine all issues in accordance with Utah law. The rules of evidence applicable to proceedings at law in the State of Utah will be applicable to the arbitration proceedings.

     12.7 The Arbitrator shall issue a single judgment at the close of the arbitration proceeding which shall dispose of all of the disputes of the parties that are the subject of the arbitra-tion. Either party to the arbitration may seek a judgment from a court of competent jurisdiction to enforce the award of the Arbitrator.

     12.8 The cost of arbitration, including administrative fees, fees for a record and a transcript, and the Arbitrator's fees shall be borne equally by the parties to the arbitration. Each party shall bear the costs of the fees charged such party by its own counsel, provided, however, the Arbitrator shall have the right to award reasonable attorneys' fees to the party determined by the arbitrator to be the prevailing party.


13.  MISCELLANEOUS.

     13.1 Best Efforts. Subject to the provisions hereof, each of the parties hereto shall use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, including the execution and delivery of all instru-ments, assignments and assurances, and shall take or cause to be taken such further or other actions reasonably necessary or desirable in order to carry out the intents and purposes of this Agreement. No party will take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of their respective businesses, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations contained herein to be or become untrue or which would prevent the satisfaction of any condition contained herein.

     13.2 Further Assurances. Seller shall promptly, from time to time after the Closing, execute and deliver to Purchaser such further bills of sale, conveyances, assignments, assurances or other instruments of transfer as Purchaser shall reasonably request in order to vest and confirm the Transferred Assets in Purchaser.

     13.3 Entire Agreement. This Agreement, the Management Agreements (if any), the Service Mark License, the Store Lease-hold Consents, the Store Leasehold Assignments, the Computer Lease Consents, the Lease Termination Agreements, the New Leases and the Store Contract Consents and other closing documents contemplated hereunder, contain all of the terms and conditions agreed upon by the parties hereto with respect to the subject matter hereof and all prior agreements whether oral or written between the parties hereto, including (without limitation), that certain letter of intent, dated October 20, 1993, by and between Seller and Purchaser and that certain Confidentiality Agreement, dated September 23, 1993, and that certain Agreement, dated October 12, 1993, both by and between Purchaser and Seller, are merged herein and superseded hereby. No other agreements not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto. This Agreement may not be modified or changed except by written instruments signed by all of the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement, the Service Mark License, any Management Agreement, the Store Leasehold Consents, the Computer Lease Consents and the Store Contract Consents and all agreements and documents specifically referred to herein.

     13.4 Captions. All captions and headings are inserted for the convenience of the parties, and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

     13.5 Payment of Expenses. Subject to the provisions of Sections 2.1.2, 3.8, 7.2, 12.8 and 13.8 hereof, each party hereto shall bear its own expenses incurred with respect to the prepara-tion, authorization, execution and performance of this Agreement and all transactions contemplated hereunder (including, without limitation, all fees and expenses of agents, representatives, counsel and accountants).

     13.6 Counterparts. This Agreement may be executed in several counterparts each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

     13.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, with-out reference to its principles of conflict of laws.


     13.8 Attorneys' Fees. Subject to Section 12 hereof, in the event suit is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover as an element of such party's costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court. The prevailing party shall be the party who is entitled to recover its costs of suit whether or not the suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

     13.9 Confidentiality. Prior to the Closing, without the prior written consent of Purchaser or Seller, as the case may be (which consent shall not be unreasonably withheld), neither Purchaser, Seller nor Shareholder will disclose the contents of this Agreement or any instrument, certificate or other document executed in connection herewith or the negotiations with the parties hereto regarding the subject matter of this Agreement other than to its officers, directors, employees, attorneys, accountants and agents who have a reasonable need to know such information and only upon such individuals agreeing to keep such information confidential; provided, however, this Section shall not prohibit (i) any disclosure (including, without limitation, any dissemination of copies of this Agreement) required by any applicable law, statute, rule or requested by any governmental agency (including, without limitation, any federal or state securities law and any rule or regulation promulgated by the SEC or any state agency or authority having jurisdiction over the parties or their affiliates) or any subsequent disclosure once said information becomes public either pursuant to the consent of all of the parties hereto or as a result of disclosure by a third party whose disclosure is not a breach of this Section, (ii) disclosure of such information to lessors of Seller or to creditors of any party hereto or any lenders of any party hereto who require such information as a condition to maintaining or extending any credit, or (iii) any disclosure of such information in any financial statements of Purchaser, Seller or affiliates thereof to the extent such disclosures are required by law (including, without limitation, any federal or state securities law and any rule or regulation promulgated by the SEC or any state agency or authority having jurisdiction over the parties or their affiliates). If this transaction fails to close for any reason whatsoever, Purchaser shall immediately return to Seller all books, records, reports, Store Leases and other information and documents furnished by Purchaser or relating to the opera-tions of Seller.

     13.10 Exhibits and Schedules. Promptly following the execution of this Agreement, (i) Purchaser and Seller shall negotiate in good faith all of the documents to be attached hereto as Exhibits and Schedules 2.2, 2.5.1.1, and 4.7, (ii) Seller shall provide to Purchaser all of the Schedules other than Schedules 2.2, 4.7, 2.5.1.1 and 6.2 ("Seller's Schedules"), and
(iii) Purchaser shall provide to Seller Schedule 6.2 ("Purchas-er's Schedule"). Following negotiation of the Exhibits and Schedules 2.2, 2.5.1.1, and 4.7 and delivery of Seller's Schedules and Purchaser's Schedule, Purchaser and Seller shall execute an amendment to this Agreement incorporating said Exhibits and Schedules herein. In the event that the said amendment is not executed and delivered on or prior to December 7, 1993 due to the fact that the Exhibits and Schedule 2.5.1.1 have not been completed or Seller has failed to deliver all of Seller's Schedules, Purchaser may terminate this Agreement in its sole discretion. In the event that said amendment is not execut-ed and delivered on or prior to December 7, 1993 due to the fact that the Exhibits and Schedule 2.5.1.1 have not been completed or Purchaser has failed to deliver Purchaser's Schedule, Seller may terminate this Agreement in its sole discretion.

Notwithstanding anything to the contrary contained in this
Section 13.10, Seller, Shareholder and Purchaser hereby acknow-ledge and agree that Schedule 4.7 may be completed, if at all, at any time prior to the Closing and Schedule 2.2 may be completed, if at all, after the Closing in accordance with Section 2.2 hereof.

     13.11 Fair Market Rental. For purposes of compliance with HSR, the parties hereto acknowledge that the aggregate rent which Purchaser will be obligated to pay KSG under each of the New Leases does not exceed the current fair market rental for comparable space rented on comparable terms and conditions.

     13.12 Facsimile Signatures. This Agreement may be executed by signing and transmitting the signature page of this Agreement by facsimile transmission to the other party. Any party transmitting its signature by facsimile transmission shall thereafter promptly transmit this Agreement bearing an original, "live" signature to the other party.

     13.13 Hart-Scott-Rodino Compliance. Notwithstanding anything to the contrary contained herein, in no event shall Purchaser be obligated to purchase any Inventory hereunder which, in the reasonable discretion of Purchaser and/or Seller, would cause the parties to violate HSR.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

PURCHASER:                         SELLER:

WHEREHOUSE ENTERTAINMENT, INC.,    PEGASUS MUSIC AND VIDEO, INC.
a Delaware corporation                  a Utah corporation

By:   /s/ Scott Young              By:   /s/ Kevin S. Garn
     ----------------------             ----------------------
     Scott Young                        Kevin S. Garn
     Its:  President                    Its: President


By:   /s/ Cathy Wood              SHAREHOLDER:
     ----------------------
     Cathy Wood
     Its: Secretary                     KEVIN S. GARN


___________________________________

AAA_D045.RV7